Exhibit 10.1

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

Származékos Kölcsönszerződés

az Eximbank által 2015-ben indított Hitelprogramjában biztosított refinanszírozási hitelkeret terhére folyósított két éven túli lejáratú forgóeszközkölcsön nyújtására

Derivative Loan Contract

for the provision of current asset loan with a term of more than two years refinanced on the debit of the Refinancing Credit Facility as part of Eximbank’s 2015 Credit

Programme

amely szerződés (a továbbiakban Szerződés és úgy is, mint Származékos Kölcsönszerződés) létrejött egyrészről az ERSTE BANK HUNGARY Zrt. (székhelye: 1138 Budapest, Népfürdő u. 24-26., cégjegyzékszáma: Cg. 01-10-041054, statisztikai számjele: 10197879-6419-114-01, adószáma: 10197879-4-44, csoportazonosító száma:                17781042-5-44, csoport közösségi adószáma:

HU17781042) mint hitelező (továbbiakban a Bank),

which (hereinafter referred to as the Contract and as the Derivative Loan Contract) was concluded, on the one hand, by ERSTE BANK HUNGARY Zrt. (head office: H-1138 Budapest, Népfürdő u. 2426., company register No: Cg.01-10-041054, statistical No: 10197879-6419-114-01, tax No.: 10197879-4-44, group identification No.: 17781042-5-44, group Community tax No.: HU17781042) as lender (hereinafter referred to as the “Bank”)

másrészről a(z) / and, on the other hand, by:
Ügyfél cégneve/Customer’s company name:	AFT-Hungary
Korlátolt Felelősségű Társaság
Székhelye/Seat:	2651 Rétság, Ipari park 5.
Cégjegyzékszáma/Company registry No. :	12-09-008027
Statisztikai számjele/Statistical code:	23954773-2410-113-12
Bankszámlaszám/Bank account:	11600006-00000000-73022496
(folyósítás helye/account for disbursement)
Bankszámlaszám/Bank account:	11600006-00000000-73022496
(törlesztés helye/account for amortisation)
mint ügyfél (a továbbiakban: Ügyfél)
as Customer (hereinafter referred to as the Customer)

(a Bank és az Ügyfél a továbbiakban együttesen: Felek)  között az alábbi feltételekkel (a továbbiakban: Szerződés):

the Bank and the Customer hereinafter collectively referred to as the Parties, under the following terms and conditions (hereinafter referred to as the Contract.

ELŐZMÉNY / HISTORY

A Magyar Export-Import Bank Zrt. (székhely: 1065 Budapest, Nagymező u. 46-48., cégjegyzékszáma 01-10-042594, a továbbiakban „Eximbank”) által meghirdetett, a kis- és közepes vállalkozások közvetlen áru- és szolgáltatás exportjának, valamint kis- és közepes vállalkozások hazai exportot közvetlen áruszállítással és szolgáltatás-nyújtással elősegítő beszállítói tevékenységének előmozdítása érdekében történő KÉT ÉVEN TÚLI LEJÁRATÚ előfinanszírozáshoz kapcsolódó refinanszírozási hitelprogram (a továbbiakban: „Hitelprogram”) keretében a Bank és az Eximbank között Refinanszírozási Hitelkeret-szerződés jött létre, mely alapján az Eximbank által biztosított Refinanszírozási Kölcsön Bank általi igénybevétele útján nyújt forrást a Bank által a jelen Szerződés szerinti Hitel Ügyfél számára történő biztosításához.

As part of the refinancing credit programme with a MATURITY OF MORE THAN TWO YEARS launched by Magyar Export-Import Bank Zrt. (head office: H-1065 Budapest, Nagymező u. 46-48., Hungary, company register number: 01-10-042594, hereinafter referred to as “Eximbank”) for the purpose of providing pre-financing in the interest of promoting the direct exportation of goods and services by small and medium-sized businesses and supplier activities pursued by small and medium-sized businesses for the facilitation of domestic exports with the direct supply of goods and provision of services (hereinafter referred to as the “Credit Programme”), the Bank and Eximbank entered into a Refinancing Short-Term Credit Facility Agreement, by virtue of which the Bank provides funding for the purpose of providing a Credit Facility for the Customer under the present Contract by drawing on the Refinancing Loan provided by Eximbank.

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Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

Jelen Szerződés a Hitelprogram keretében, a Refinanszírozási Hitelkeret-szerződésre tekintettel jön létre.

The present Contract comes into being within the framework of the Short-Term Credit Programme, with regard to the Refinancing Credit Facility Agreement.

1.A Hitel kondíciói

1.Terms and conditions of Credit

1.1. Ügyfélazonosítószám / Customer identification number:	W08831
1.2. Hitelcél, melyet a Felek X-szel jelölten határoznak meg / Purpose of Facility to be marked by Parties with an X

A jelen Szerződés szerinti hitelösszeg (a továbbiakban: Hitelkeret) terhére az Ügyfél gazdasági tevékenységéből eredő

XPrefinancing of current assets to the debit of the facility amount stated herein (hereinafter referred to as the Facility) in connection with the following transaction arising from the Customer’s business activities

áruexport tárgyú Finanszírozott Exportügylethez / Financed Export Transaction concerning the exportation of goods,

szolgáltatás export tárgyú Finanszírozott Exportügylethez /  Financed Export Transaction concerning the exportation of services,

áruexport tárgyú Finanszírozott Beszállítói Ügylethez, ahol        a        tényleges        exportőr        elnevezése         (székhely:        ) és /Financed Supplier Transaction concerning the exportation of goods where the actual exporter is (name)         (head office:        ) and

a beszállított áru feldolgozásra, megmunkálásra kerül a tényleges exportőr által /  the goods supplied are processed by         the actual exporter

a beszállított áru nem kerül feldolgozásra, megmunkálásra a tényleges exportőr által / the goods supplied are not processed         by the actual exporter

szolgáltatás export tárgyú Finanszírozott Beszállítói Ügylethez, ahol        a        tényleges        exportőr        elnevezése         (székhely:         ) és / Financed

Supplier Transaction concerning the exportation of services where the actual exporter is (name)         (head office:        )  and

a beszállított szolgáltatás áruexporthoz kapcsolódik vagy nem egyezik az exportált szolgáltatással / the services supplied are connected to the exportation of goods or are not identical to         the services exported

a beszállított szolgáltatás változatlan formában kerül exportálásra / the services supplied are exported in unchanged form kapcsolódó forgóeszközök előfinanszírozása, ahol az exportált vagy beszállított termék(ek) illetőleg az Exportált vagy beszállított szolgáltatás (ok) megnevezése: fémfröccsöntött alkatrészek előállítása where the exported or supplied product(s) or the exported or supplied service(s) is/are (description of products/services): Preparation of metal moulded components

A Hitelcél pénzügyi forrásai - figyelemmel a Szerződés 4.3 pontjában meghatározott, megvalósult a Hitelcél szerinti Finanszírozott Exportügylet

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Bank:	Ügyfél:/ Customer:

Szerződésszám: 16R00094/W08831/EXIM	ERSTES Bank ERSTE BANK HUNGARY Zrt.

Contract No.: 16R00094/W08831/EXIM /Finanszírozott Beszállítói Ügylet összegének és a Hitelkeret terhére folyósított Származékos kölcsön összegének egymáshoz viszonyított minimális arányára:

Financial resources of Purpose of Facility - with regard to the minimum ratio of the amount of the Financed Export Transaction / Financed Supplier Transaction implemented in line with the Facility Purpose, identified in Clause 4.3 of the Contract, to the amount of the disbursed Derivative Loan:

	Saját forrás / Equity	1.000.000,- EUR
	Származékos kölcsön / Derivative loan	4.000.000,- EUR
	Egyéb forrás / Other resources	0,- EUR
	Összesen / Total:	5.000.000,- EUR

A Felek megállapodnak, hogy a fentiekben X-szel jelölt Hitelcélnak megfelelő ügylettípusra vonatkozó rendelkezéseket alkalmazzák a jelen Szerződés rendelkezései közül ott ahol az adott ügylettípusra vonatkozóan jelen Szerződés eltérő rendelkezéseket állapít meg.The Parties hereby agree to apply and to observe the provisions relating to the transaction type corresponding to the Purpose of Facility marked above with an X from among the provisions hereof wherever the present Contract stipulates different provisions in relation to the given transaction type.

1.3. Hitel pénzneme és maximális összege (Maximális Hitelkeret), folyósítási korlát / Currency and maximum amount of Credit Line (Maximum Credit Line), disbursement limit:

Maximális Hitelkeret: 4.000.000,- EUR, azaz Négymillió euró

A Bank a Maximális Hitelkeretet a jelen Szerződésben rögzített feltételek szerint egyösszegű kölcsönként folyósítja (jelen Szerződésben egységesen:

Származékos Kölcsön)

Maximum Credit Line: EUR 4.000.000,-, say Four million euros

The Bank will disburse the Maximum Credit Line as a one-sum loan under the terms and conditions laid down in the present Contract (hereinafter referred to as the Derivative Loan)

Kockázatvállalási Limit (Maximális Hitelkeret 110%-a): 1.371.172.000,- HUF, azaz Egymilliárd-háromszázhetvenegymillió-egyszázhetvenkettőezer forint

Risk Limit (110% of Maximum Credit Line): HUF 1.371.172.000,-, say One billion three hundred seventy-one million and one hundred seventy-two thousand Hungarian forints

A Bank maximum 4.000.000,- EUR, azaz Négymillió euró Hitelkeretet tart az Ügyfél rendelkezésére, azzal hogy árfolyam emelkedés esetén a Bank legfeljebb a Kockázatvállalási Limitnek megfelelő Euró összegű kölcsönt bocsát az Ügyfél rendelkezésére. Az Ügyfél rendelkezésére bocsátott devizaösszeg forintban számított ellenértéke a Futamidő alatt egyetlen időpontban sem haladhatja meg a Kockázatvállalási Limit forintértékét.

The Bank shall place a Credit Line of maximum EUR 4.000.000,-, say Four million euros, at the Customer’s disposal, with the proviso that, in the event of a rise in the exchange rate, the Bank shall place at the Customer’s disposal a loan of a maximum amount of EUR that corresponds to the Risk Limit. The HUF equivalent of the sum of foreign currency placed at the Customer’s disposal cannot at any point in time during the Term exceed the HUF value of the Risk Limit.

A Hitelkeret nyilvántartásának és elszámolásának devizaneme: EUR devizanem.

Currency of registration and settlement of Credit Line: EUR as currency.

1.4. Rendelkezésre Tartási Idő / Commitment Period:

A Bank a Hitelkeretet a Refinanszírozási Kölcsön Folyósításának Napjától kilenc (9) napig tartja az Ügyfél rendelkezésére. A Rendelkezésre Tartási Idő kezdő napjáról a Bank az Ügyfelet írásban értesíti.

The Bank shall keep the Credit Line at the Customer’s disposal for a period of 9 (nine) days from the Disbursement Day of the Refinancing Loan. The Bank shall notify the Customer of the initial day of the Commitment

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Bank:	Ügyfél:/ Customer:

Szerződésszám: 16R00094/W08831/EXIM	ERSTES Bank ERSTE BANK HUNGARY Zrt.

Contract No.: 16R00094/W08831/EXIM

Származékos Kölcsön igénybevétele / Drawdown of Derivative Loan:

Period in writing.

A Hitelkeret terhére a Származékos Kölcsönt a Bank kizárólag egy összegben euró devizanemben folyósítja.

A Felek eltérő rendelkezése hiányában, a Származékos Kölcsön folyósítását a folyósítás devizanemének megfelelő, az Ügyfél adatainál folyósítás helyeként megjelölt Bankszámlája javára igényelheti.

The Bank shall only disburse a Derivative Loan to the debit of the Credit Line in one sum, in EUR.

Unless the Parties agree otherwise, the Customer may request the disbursement of the Derivative Loan to the credit of a Bank Account that corresponds to the currency of disbursement and is designated as the disbursement account under the Customer’s details.

A Származékos Kölcsön folyósítása az Ügyfél cégszerűen aláírt, megfelelően kitöltött, legkésőbb a folyósítás értéknapját megelőző 4. Banki Munkanapon 13:00 óráig, pénteken 11:00 óráig a Bankhoz eljuttatott rendelkező levele alapján történik, az abban megjelölt Bankszámlára való átutalással, vagy átvezetéssel, illetve terheléssel.

Az Ügyfél a rendelkező levél eredeti példányát személyesen vagy kézbesítő útján, illetve postai úton vagy telefaxon küldheti meg a Bank részére. Ha a rendelkező levélen bármiféle javítás, törlés, stb. szerepel, illetve az nem megfelelő módon, vagy értelmezhetetlenül került kitöltésre, úgy a Bank jogosult a kölcsön folyósítását, illetve törlesztését megtagadni.

A rendelkező levél Bank részére való átadásával az Ügyfél visszavonhatatlan kötelezettséget vállal a megadott összeg kölcsönvételére. The Derivative Loan shall be disbursed and repaid on the basis of the Customer’s officially signed and duly completed letter of disposal forwarded to the Bank by 1.00 p.m., or 11.00 a.m. on Friday, on the 4th Bank Business Day before the value date of the disbursement, at the latest, by transfer or book-entry transfer to or debit from the Bank Account designated therein.

The Customer may deliver the original copy of the drawdown letter to the Bank in person, via courier, by mail or by fax. If there is any correction, deletion, etc. in the drawdown/amortisation letter or if the drawdown/amortisation letter was completed inappropriately or in an incomprehensible manner, the Bank shall be entitled to refuse the disbursement or amortisation of the loan.

By delivering the drawdown letter to the Bank, the Customer assumes an irrevocable obligation to borrow the sum stated therein.

1.5. (tőke) Törlesztései ütemezés) / Amortisation:

A jelen Szerződés alapján folyósított Származékos Kölcsön visszafizetése: a jelen Szerződés mellékletében szereplő Törlesztési Ütemtervben meghatározott ütemezés szerint és a Végső Lejárat Napján esedékes Repayment of the Derivative Loan disbursed on the basis of the present Contract falls due as set out in the Schedule of Amortisation constituting an appendix to this Contract and on the Final Maturity Day

A Felek eltérő rendelkezése hiányában, az Ügyfél az esedékes törlesztések (ideértve az előtörlesztést is) esetén elsődlegesen a törlesztés devizanemének megfelelő, az Ügyfél adatainál a törlesztés helyeként megjelölt Bankszámlákon köteles a megfelelő fedezetet biztosítani.

Unless the Parties provide otherwise, in the event of any due amortisations (including any prepayments), the Customer shall primarily make sufficient funds available on the Bank Accounts corresponding to the currency of the amortisation that are designated as the accounts for amortisation among the Customer’s details.

A Származékos Kölcsön tekintetében a Származékos Kölcsön első Folyósítási napjától számított 60. hónapnak a Folyósítás Napjával megegyező napja.

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Bank:	Ügyfél:/ Customer:

Szerződésszám: 16R00094/W08831/EXIM	ERSTES Bank ERSTE BANK HUNGARY Zrt.

Contract No.: 16R00094/W08831/EXIM

Futamidő / Term:

With respect to the Derivative Loan: the day of the 60. month from the first Disbursement Day of the Derivative Loan that is equal to the Disbursement Day.

A Származékos Kölcsön tekintetében 2021. év március hónap 07. napja With respect to the Derivative Loan: 07th March 2021.

Végső Lejárat Napja / Final Maturity Day:

Amennyiben a Végső Lejárat Napja nem Munkanapra esik, úgy a tőketörlesztés esedékességének napja a fenti napot megelőző Munkanap.

If any day of the schedule of principal amortisation laid down above does not fall on a Business Day, the due date of the principal amortisation is the Business Day preceding the above day.

1.6. Előtörlesztés / Prepayment:

Részleges előtörlesztés esetén a minimálisan önkéntes jelleggel előtörleszthető összeg: 25.000,- EUR, azaz huszonötezer euró

Minimum amount that may be prepaid on a voluntary basis: EUR 25.000,-, say Twenty-five thousand euros

Az Előtörlesztés (ideértve a kötelező és az önkéntes előtörlesztést is) a jelen Szerződés vonatkozó melléklete szerinti rendelkező levél (Rendelkező Levél) Ügyfél általi 1.4 pont szerinti megfelelő kitöltésével és Bankhoz történő benyújtásával kezdeményezhető. Ezzel összefüggésben a Felek az ÁSZF I 6.7 pontjától eltérően megállapodnak, hogy az Ügyfél előtörlesztési szándékról legkésőbb a tervezett előtörlesztési napot megelőző 6. (hatodik) Munkanapon, délelőtt 10:00 óráig írásban köteles értesíteni a Bankot. Prepayments (inclusive mandatory and voluntary prepayment) may be initiated through the due completion by the Customer, as set forth in Clause 1.4, of the drawdown letter (Drawdown Letter) under the relevant Appendix to the present Contract and the submission thereof to the Bank. In this context, the Parties hereby agree in departure from Clause 6.7 of the GTC that the Customer shall notify the Bank of any intended prepayment in writing by 10.00 a.m. on the 6th (sixth) Business Day before the planned prepayment day, at the latest.

Az előtörlesztett összeg ismételten nem vehető igénybe.

The prepaid sum may not be drawn down repeatedly.

A jelen Szerződés alapján folyósított Származékos Kölcsön részleges előtörlesztése esetén a Származékos Kölcsön előtörlesztést követően fennmaradó tőkeösszege egyenlő részletekben, a Származékos Kölcsön eredeti törlesztési ütemezésének megfelelően fizetendő vissza.

In case of partial prepayment of the Derivative Loan disbursed upon the present Contract, the principal amount that is left after prepayment of the Derivative Loan shall be paid back in equal parts acording to the original repayment schedule of the Derivative Loan.

1.7. Kamatfeltételek / Interest conditions: 1.7.1. Kamat típusa / Interest type:	Fix (a Hitel teljes futamideje alatt) Fixed (during the entire term of the Facility)
1.7.2. Kamatperiódus / Interest period

6  hónap, azzal hogy az első Kamatperiódus a Refinanszírozási Kölcsön Folyósításának Napján kezdődik és az ezt követő 6 hónapig (a folyósítás hónapját is beleszámolva), de nem később, mint az első tőketörlesztés napjáig tart. Az ezt követő minden Kamatperiódus a megelőző Kamatperiódus utolsó napján kezdődik. A Származékos Kölcsön Kamatperiódusai folytatólagosak. Az utolsó Kamatperiódus a Végső Lejárat Napján ér véget.

6 months, with the proviso that the first Interest Period shall commence on the Disbursement Day of the Refinancing Loan and lasts the following 6 months (inclusive of the month of disbursement) but not later than the day

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Bank:	Ügyfél:/ Customer:

Szerződésszám: 16R00094/W08831/EXIM	ERSTES Bank ERSTE BANK HUNGARY Zrt.

Contract No.: 16R00094/W08831/EXIM of the first principal amortisation. Every interest period thereafter shall commence on the last calendar day of the previous Interest Period. The Interest Periods of the Derivative Loan are continuous. The last Interest Period ends on the Final Maturity Day.

1.7.3. Kamat(láb) mértéke / Rate of interest:

0,98% / év, azaz évi nulla egész kilencvennyolc század százalék, amely Kamatláb a Származékos Kölcsön tekintetében fix a futamidő alatt.

In case of Derivative Loan: 0,98%/annum, say Zero point ninety-eight percent per annum, that is fix in during the term.

1.7.4. Kamatfizetés esedékessége / Due date of interest payment

Minden Kamatperiódus utolsó napján és a Futamidő végén, de legkésőbb a Végső Lejárat Napján esedékes a tőketörlesztéssel egyidejűleg.

Amennyiben az esedékesség napja nem Munkanap napra esik, úgy az esedékesség napja az ezen napot követő Munkanap, kivéve a Végső Lejárat Napján teljesítendő kamatfizetést.

Due on the last day of every Interest Period and at the end of the Term but on the Final Maturity Day at the latest, together with the principal amortisation.

If the due date does not fall on a Business Day, the following Business Day shall be the due date, except interest rate payment to be fulfilled on the Final Maturity Day.

1.7.5. Kényszerforintosítás esetén alkalmazott Ügyleti Kamat mértéke / Interest in case of Forced Conversion:

Amennyiben a Bank él az ÁSZF szerinti Kényszerforintosítás intézményével, akkor az Ügyleti Kamat mértéke a forintra történő átváltás értéknapjától számítva 1 havi BUBOR + 0,33%-ra, azaz egy havi BUBOR plusz nulla egész harminchárom század százalékra változik.

If the Bank resorts to Forced Conversion into HUF, as defined in the GTC, as of the value date of the forced conversion into HUF, the rate of the Transaction Interest shall change to the one-month BUBOR + 0,33%, say one-month BUBOR plus zero point thirty-three percent.

1.8. Díjak, jutalékok, költségek / Fees, commissions: 1.8.1. Kezelési költség / Handling Charge

A Származékos Kölcsön összegének egyszeri 0,10%-a, azaz nulla egész tíz század százaléka

A Kezelési Költség az első folyósításkor, teljes összegben fizetendő a Bank részére.

A one-time charge at the rate of 0,10%, say zero point one percent of the amount of the Derivative Loan.

The Handling Charge is payable to the Bank in full upon the first disbursement.

1.8.2. Monitoring díj / Monitoring Fee:

egyszeri 300,- EUR, azaz Háromszáz euró,

amelynek Ügyfél általi Bank részére történő megfizetése a Származékos

Kölcsön folyósításakor esedékes.

one-time EUR 300,-, say Three hundred euros,

which is payable by the Customer to the Bank upon the disbursement of the Derivative Loan.

1.8.3. Szerződésmódosítási díj / Contract Amendment Fee: 1.8.3. Prolongációs Díj / Prolongation Fee:

333,- EUR, azaz Háromszázharminchárom euró szerződésmódosításonként / EUR 333,- per contract amendment

0,- EUR, azaz Nulla euró Futamidő hosszabbításra vonatkozó szerződésmódosításonként / EUR 0,- per contract amendment relating to prolongation of Term

1.8.5. Előtörlesztési Költség / Prepayment Charge:

Az Ügyfél köteles a Refinanszírozási Hitelkeret-szerződés alapján a  Refinanszírozási Kölcsön önkéntes vagy kötelező előtörlesztésével kapcsolatos Eximbanknál felmerült és a Banknak felszámított időtörési költséget - maximum 1.000,- USD összeget - a Banknak megfizetni,

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Bank:	Ügyfél:/ Customer:

Szerződésszám: 16R00094/W08831/EXIM	ERSTES Bank ERSTE BANK HUNGARY Zrt.

Contract No.: 16R00094/W08831/EXIM amennyiben az előtörlesztés értéknapja nem valamely kamatperiódus utolsó napjára esik. Az Eximbank által előtörlesztéssel kapcsolatosan felszámított időtörési költség megegyezik a Magyar Export-Import Bank Részvénytársaság kamatkiegyenlítési rendszeréről szóló 85/1998. (V.6.) Kormányrendeletben hivatkozott bázisköltség és azon kamat különbözetével, amelyhez az Eximbank akkor jutna, ha az előtörlesztett összeggel megegyező EUR összeget az adott bankközi piacon egy vezető banknál bankközi betétként helyezné el az előtörlesztett összeg fizetését követő első banki munkanapon kezdődő és az eredeti kamatperiódus utolsó napjáig tartó időszakra.

A Fentiek szerinti időtörési költség nem merül fel, amennyiben az eltörlesztésre a Kamatperiódus utolsó napján kerül sor.

Az időtörési költség összegéről a Bank az Ügyfelet írásban értesíti az Eximbank Banknak küldött értesítését követően. Az időtörési költség a Bank értesítésében meghatározottak szerint esedékes.

The Customer shall pay the Bank any time breakage cost incurred by Eximbank and charged to the Bank - maximum an amount of USD 1.000,- - in connection with the voluntary or mandatory prepayment of the Refinancing Loan on the basis of the Refinancing Credit Facility Agreement provided that the value date of the prepayment does not fall on the last day of any interest period.

The breakage cost charged by Eximbank in connection with such prepayment shall be equal to the difference of the base charge referred to in Government Decree No. 85/1998. (V.6.) on the interest equalisation system of Magyar Export-Import Bank Részvénytársaság and the interest which Eximbank would earn if Eximbank placed an amount of euros that is equal to the amount prepaid with a leading bank on the given inter-bank market as an inter-bank deposit for the period extending from the first bank business day following the payment of the prepaid amount to the last day of the original interest period.

The time breakage cost referred to above does not emerge if the prepayment is made on the last day of the Interest Period.

Amennyiben a Származékos Kölcsön teljes összegű (önkéntes vagy kötelező) Előtörlesztésére

-     NEM a kamatperiódus utolsó napján kerül sor, és

-     az Előtörlesztés eredményeként a Származékos Kölcsön folyósítása és az Előtörlesztés értéknapja között eltelt időszak rövidebb lesz, mint két év;

úgy a Bank felszólítását követően legkésőbb 5 (öt) Banki munkanapon belül az Ügyfél köteles megtéríteni az Eximbank által a Bankra terhelt azon felmerült és igazolt költséget is, amely az adott ügylettel kapcsolatban az adott naptári negyedévben a költségvetés terhére már nem számolható el. Jelen pontban foglalt költség nem kerül felszámításra, amennyiben a Refinanszírozási Kölcsön előtörlesztésére a kamatperiódus utolsó napján kerül sor.

In case the full (voluntary or mandatory) prepayment of the Derivative Loan is

-     NOT fulfilled on the last day of the interest period and

-     the prepayment results in that the term between the disbursement of the Derivative Loan and the value day of the prepayment will be shorter than 2 years; the Customer shall reimburse the occured and justified costs, which - in connection with the given transaction - may not be debitted to the budget in the given calendar quarter and which Eximbank has debitted to the Bank; within not later than 5 (five) Bank Business Day upon notice of the Bank. The costs specified in the present Section shall not be paid, provided that the prepayment of the Refinancing Loan on the last day of the Interest Period.

1.9. Késedelmi	A Hirdetményben közzétett Késedelmi Kamat.

Aláírók kézjegye:/ Signatures of signatories	7 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

Kamat / Default Interest:

Jelen Szerződés megkötésének időpontjában a lejárt tőketartozás után: Ügyleti kamat + 8,0 % azaz nyolc százalék / év, valamennyi egyéb tartozás után: a mindenkori Jegybanki alapkamat + 8,0 % azaz nyolc százalék / év. The Default Interest stated in the Announcement. At the time of the conclusion of the present Contract, the following shall be payable on the overdue principal debt: Transaction Interest + 8.0%/annum, and on all other debts: the prevailing base rate of the Central Bank of Hungary + 8% per annum.

Késedelmi Kamat számítása Kényszerforintosítás esetén / Calculation of Default Interest in case of Forced Conversion into HUF:

Jelen pontban foglaltak szerint azzal, hogy amennyiben a Bank él az ÁSZF I. 9.11. pontjában körülírt Kényszerforintosítás intézményével, akkor a tőkére vonatkozó késedelmi kamat számítása során ügyleti kamatként a Bank a Kényszerforintosítás esetére megállapított ügyleti kamatot veszi figyelembe.

As set forth in the present Section, with the proviso that if the Bank resorts to forced conversion into HUF referred to in Clause 9.11 of the GTC I, in calculating the default interest payable on the principal, the Bank takes account of the transaction interest rate specifically established for the event of Forced Conversion into HUF.

A Díjak esedékességét a fent rögzítetteken túl az ÁSZF és a Hirdetmény tartalmazza.

The due dates of the payment of Fees are stated in the GTC and the Announcement, in addition to the above.

Felek megállapodnak, hogy amennyiben az Eximbank az Üzletszabályzata alapján az általa nyújtott pénzügyi szolgáltatás kondícióit a Bank számára kedvezőtlenül módosítaná, úgy Bank jogosult az ennek eredményeképpen megnövekedett kamatot, költséget, díjat vagy kiadást (a megnövekedés mértékéig) az Ügyfélre továbbhárítani.

The Parties hereby agree that in case Eximbank would change the conditions of its financial service according to its Business Rules unfavourably for the Bank, the Bank would be entitled to debit such increased interest, cost, fee or other expenses (to the amount of increase) to the Customer as a result of such change.

2.Jelen Szerződés szerinti kölcsön igénybevételének feltételei:

2.Conditions of the availability of the Credit/Loan under the present Contract

A Bank a Szolgáltatást a Szerződésben meghatározott Rendelkezésre Tartási Időn belül csak akkor teljesíti (azaz a Hitelkeret terhére kölcsönt akkor folyósít), ha az alábbiakban megjelölt feltételek maradéktalanul teljesültek.

The Bank shall only provide the Service during the Commitment Period determined in the Contract (that is, the Bank shall only disburse a loan to the debit of the Credit Line) if the conditions determined herein below are fully satisfied.

2/A) A jelen Szerződés szerinti első kölcsön igénybevételének feltételei az ÁSZF-ben rögzítetteken túl:

2/A) Conditions of the availability of the Credit/Loan under the present Contract in addition to the terms and conditions set forth in the GTC:

2.1.   A Refinanszírozási Kölcsön Bank részére történő rendelkezésre állása. A Bank a Származékos Kölcsönt az Ügyfél által benyújtott Rendelkező levél alapján, az Eximbank által történt refinanszírozást követően, a Refinanszírozási Kölcsön Bankhoz történő beérkezése után, a jelen Szerződés folyósítási feltételek (igénybevételének feltételeknek) maradéktalan teljesülését követően folyósítja.

2.1.  The Bank has the Refinancing Loan at its disposal. The Bank disburses the Derivative L The Bank disburses the Derivative Loan on the basis of the Drawdown Letter submitted by the Customer, after the refinancing has been made available by Eximbank, following the receipt of the Refinancing Loan by the Bank and the fulfilment of all drawdown conditions set forth in the present Contract.

Aláírók kézjegye:/ Signatures of signatories	8 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

2.2.  Az Ügyfél a Bank részére az alábbiakban felsorolt valamennyi feltételnek megfelelő illetőleg alábbiakban meghatározott dokumentumok hiánytalanul, az ott meghatározott formai és tartalmi követelményeknek megfelelően a Bankhoz benyújtásra kerültek:

2.2.  The Customer has submitted to the Bank all documents listed below in fulfilment of all conditions stated herein below, in conformity with the formal and content requirements determined therein:

2.2.1.  Finanszírozott Exportügyletek és Finanszírozott Beszállítói Ügylet keretében teljesített áruszállítás és szolgáltatás-nyújtás esetén egyaránt teljesítendő feltételek

2.2.1.  Conditions to be equally satisfied in the case of the supply of goods and provision of services within the framework of both Financed Export Transactions and Financed Supplier Transactions

(a) amennyiben az exportszerződés(ek) illetőleg beszállítói szerződés(ek) lefedik a jelen Származékos Kölcsönszerződés teljes Futamidejét:

-   az Ügyfél által megkötött exportszerződés(ek) illetőleg beszállítói szerződés(ek) a teljes Futamidőre;

(a) if the export contract(s) or supplier contract(s) cover(s) the entire Term of the present Derivative Loan:

-    the export contract(s) or supplier contract(s) concluded by the Customer for the entire Term;

(b) amennyiben az exportszerződés(ek) illetőleg beszállítói szerződés(ek) nem fedik le a jelen Származékos Kölcsönszerződés teljes Futamidejét:

-    az Ügyfél által megkötött exportszerződés(ek) illetőleg beszállítói szerződés(ek),

-    az Ügyfél előző éves forgalma az adott vevővel(kel) (vevőnkénti bontásban),

-    nyilatkozat a vevő(k)től, vagy az Ügyféltől a Futamidőt lefedően a várható megrendelések összegéről;

(b) if the export contract(s) or supplier contract(s) does/do not cover the entire Term of the present Derivative Loan Contract:

-   the export contract(s) or supplier contract(s) concluded by the Customer,

-   the Customer’s sales conducted with given customer(s) in previous year (in a breakdown by customers),

-   declaration from customer(s) or the Customer regarding the anticipated magnitude of orders during the Term;

(c) amennyiben exportszerződés(ek) illetőleg beszállítói keretszerződés(ek) áll(nak) rendelkezésre (összeg megjelölése nélkül)

-    rendelkezésre álló keretszerződések,

-    előző éves forgalom az adott vevővel(kel) (vevőnkénti bontásban),

-    a rendelkezésre álló visszaigazolt megrendelés állomány;

(c) if there are concluded export framework agreement(s) or supplier framework agreement(s) (without the quantification of specific amounts)

-   available framework agreement

-   sales conducted with given customer(s) in previous year (in a breakdown by customers),

-   available confirmed order portfolio;

(d) amennyiben nem áll rendelkezésre megkötött exportszerződés illetőleg beszállítói szerződés vagy export keretszerződés illetőleg beszállítói keretszerződés:

-    a jelen Szerződés megkötését megelőző 2  évre vonatkozó áru- ill. szolgáltatásexport árbevétel/árbevétel bemutatása vevőnkénti bontásban.

-    a rendelkezésre álló visszaigazolt megrendelés állomány.

-    szándéknyilatkozat(ok) az Ügyféltől a Futamidőt lefedően vevőnkénti bontásban a várható megrendelésekről;

(d) if there are no concluded export contracts or supplier contracts or export framework agreements or supplier framework agreements:

-   introduction of sales revenues of exportation of relevant goods or services for a period of 2 years before the conclusion of the present Contract in a breakdown by customers,

Aláírók kézjegye:/ Signatures of signatories	9 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

-   available confirmed order portfolio;

-   declaration(s) of intent from Customer regarding anticipated orders during the entire Period in a breakdown by customers;

(e) az Ügyféltől származó cégszerűen aláírt nyilatkozatok, illetőleg általa benyújtott további okiratok:

-   Korrupció ellenes nyilatkozat (a jelen Szerződés vonatkozó melléklete szerinti formában és tartalommal),

-   Adatazonosítási adatlap és tényleges tulajdonosra vonatkozó nyilatkozat (külön jogszabály szerinti formában és tartalommal),

-   Nyilatkozat a Hitelcél fennállásáról (a jelen Szerződés vonatkozó melléklete szerinti formában és tartalommal),

-   a jelen Származékos Kölcsönszerződés aláírásának napjától számított 60 azaz hatvan napnál nem régebbi NAV igazolás a köztartozás fenn nem állásáról,

-   a jelen Származékos Kölcsönszerződés aláírásának napjától számítva 30 azaz harminc napnál nem régebbi cégkivonat;

(e) officially signed declarations from Customer and other documents handed in by the Customer:

-   Anti-corruption declaration (in the form and with the contents stated in the relevant Appendix hereto),

-   Identification data form and declaration regarding actual owner (in the form and with the contents required under the relevant legal rule)

-   Declaration regarding existence of Purpose of Facility (in the form and with the contents stated in the relevant Appendix hereto),

-   a certificate issued by the tax authority (NAV) confirming that the Customer has no public debt overdue by more than 60 days reckoned from the day of the signing of the present Derivative Loan Contract,

-   a company register certificate issued no more than 30 days before the day of the signing of the present Derivative Loan Contract;

2.2.2.  Finanszírozott Exportügyletek és Finanszírozott Beszállítói Ügylet keretében teljesített áruszállítás esetén a 2.2.1 ponton túlmenően teljesítendő

2.2.2.  In the case of Financed Export Transactions and the supply of goods as part of Financed Supplier Transactions, documents to be supplied in addition to the documents listed in Clause 2.2.1:

(a) az Ügyféltől származó cégszerűen aláírt nyilatkozat(ok):

-    a jelen Származékos Kölcsönszerződés aláírásának napjától számított 60 azaz hatvan napnál nem régebbi Magyar Származási Bizonyítvány;

(a) officially signed declarations from Customer:

-    Certificate of Hungarian Origin issued no more than 60 days before the day of the signing of the present Derivative Loan Contract;

2.2.3.  Finanszírozott Exportügyletek és Finanszírozott Beszállítói Ügylet keretében teljesített szolgáltatás-nyújtás esetén a 2.2.1 ponton túlmenően teljesítendő

2.2.3.  In the case of Financed Export Transactions and the provision of services as part of Financed Supplier Transactions, documents to be supplied in addition to the documents listed in Clause 2.2.1:

(a) az Ügyféltől származó cégszerűen aláírt nyilatkozat(ok):

-    a fővárosi és megyei kormányhivatal egészségbiztosítási pénztári szakigazgatási szerve által az Ügyfél, vagy Beszállítói Ügylet esetén az Ügyfél exportált szolgáltatás nyújtásában részt vevő, belföldi gazdálkodó szervezetnek minősülő alvállalkozója által foglalkoztatottak biztosítási kötelezettséggel járó jogviszonyáról kiállított igazolás;

(a) officially signed declarations from Customer:

-    certificate issued by the health insurance administrative agency of the metropolitan or county government office with respect to the legal relationships involving the payment of social security liabilities of the employees of the Customer or, in the case of a Supplier Transaction, the Customer’s subcontractor participating in the provision of the exported services which qualifies as a domestic business organisation;

Aláírók kézjegye:/ Signatures of signatories	10 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

2.2.4.  Finanszírozott Beszállítói Ügylet esetén a fenti pontokon túlmenően teljesítendő

2.2.4.  In the case of Financed Supplier Transactions, documents to be supplied in addition to the documents listed above:

(a) Beszállítói ügylet alapján az Ügyfél által devizabelföldi gazdálkodó szervezetnek minősülő exportőrétől az áru exportálására vonatkozó, jelen Szerződés vonatkozó mellékletében (Exportőri nyilatkozat a beszállított áru, vagy annak felhasználásával előállított másik áru exportálásáról) meghatározott tartalmú, az exportőrtől származó nyilatkozat arról, hogy az Ügyfél által beszállított árut, vagy az annak felhasználásával előállított másik árut exportálja vagy az Ügyfél által nyújtott szolgáltatást, vagy az ilyen szolgáltatás felhasználásával nyújtott másik szolgáltatást vagy előállított árut a külkereskedelmi szerződésben foglalt kötelezettségei teljesítéséhez veszi igénybe. Ilyen exportőri nyilatkozat hiányában elfogadható a jelen Szerződés vonatkozó mellékletében (Az Ügyfél nyilatkozata a beszállított áru, vagy annak felhasználásával előállított másik áru / a beszállított ügylet alapján nyújtott szolgáltatás exportálásáról) meghatározott tartalmú, az Ügyfél által kiállított azon nyilatkozat is, miszerint

-    az általa az exportőr részére beszállított áru az exportőr és a devizakülföldi gazdálkodó szervezet között létrejött, ezen áru, vagy ezen áru felhasználásával előállított másik áru vagy szolgáltatás exportjára irányuló szerződésében foglalt kötelezettségének teljesítéséhez szükséges, vagy

-    az általa az exportőr részére nyújtott szolgáltatás az exportáló devizabelföldi gazdálkodó szervezet ezen szolgáltatás felhasználásával nyújtott szolgáltatásának, vagy árunak az exportjára irányuló szerződésében foglalt kötelezettségének teljesítéséhez szükséges.

(a) Based on the supplier transaction, a declaration from the Customer’s exporter qualifying as a resident business organisation for currency purposes relating to the exportation of the goods as set forth in the relevant Appendix hereto (Exporter’s declaration regarding the exportation of the goods supplied or of any other goods manufactured with the use thereof) to the effect that the exporter exports the goods supplied by the Customer or any other goods manufactured with the use thereof or uses the services provided by the Customer or any other services provided or goods manufactured with the use of such services for the fulfilment of its obligations set forth in the relevant foreign trade contract.

In the absence of such an exporter’s declaration, a declaration issued by the Customer as set forth in the relevant Appendix hereto (Customer’s declaration regarding the exportation of the goods supplied or of any other goods manufactured with the use thereof / of services provided on the basis of the supplied transaction) is also acceptable if such declaration states the following:

-   the goods supplied by the Customer to the exporter are required for the fulfilment of the obligations set forth in a contract entered into by and between the exporter and a business organisation qualifying as non-resident for currency purposes for the exportation of these goods or any other goods manufactured with the use thereof or of services, or

-   the services provided by the Customer for the exporter are necessary for the fulfilment of obligations set forth in a contract for the exportation of services which are provided by the exporter business organisation qualifying as resident for currency purposes with the use of these services or for the exportation of goods.

(b) Beszállítói Ügylet finanszírozása esetén az Ügyfél a Banknak benyújtotta a tényleges exportőr(ök) előző évi auditált eredménykimutatását és a Származékos Kölcsön finanszírozási tárgyév kezdetekor fennálló összege nem haladja meg a tényleges exportőr(ök) előző évi auditált eredménykimutatásában szereplő exportértékesítés nettó árbevételét (összesítve).

(b) In the case of the financing of Supplier Transactions, the Customer has submitted to the Bank the audited profit and loss account(s) of the actual exporter(s) for the previous year and the outstanding amount of the Derivative Loan at the beginning of the subject financing year does not exceed the (aggregated) net export sales revenues of the actual exporter(s) stated in its/their audited profit and loss account(s) for the previous year.

Aláírók kézjegye:/ Signatures of signatories	11 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

2.3.  A jelen Származékos Kölcsönszerződésben meghatározott Kölcsönösszeg és annak pénzneme, Futamidő, Kamatbázis, Kamatperiódus hossza és törlesztési ütemezés egyezősége az Eximbank által véglegesített Refinanszírozási Kölcsön összegével, devizanemével, futamidejével kamatmértékével, kamatperiódusának hosszával és törlesztési ütemezésével; ez utóbbi kölcsönösszeget és annak devizanemét, futamidőt kamatot, kamatperiódus hosszát és törlesztési ütemezést az Eximbank Banknak küldött Refinanszírozási Kölcsön nyújtására vonatkozó Eximbank által küldött SWIFT üzenet tartalmazza.

2.3.  The Loan Amount and its currency, the Term, the Interest Base, the length of the Interest Period and the schedule of amortisation determined in the present Derivative Loan Contract correspond to the amount, currency, term and interest rate of the Refinancing Loan finalised by Eximbank, the length of its interest period and its schedule of amortisation; the latter loan amount, its currency, term, interest period, the length of its interest period and schedule of amortisation are stated in the Drawdown Notice featuring Eximbank’s clause of approval regarding the granting of the Refinancing Loan sent by Eximbank to the Bank.

2.4.  Az Ügyfél jelen Szerződést, valamint ha a jelen Szerződés mellékletében szerepel, akkor a Törlesztési ütemezést, továbbá a  16R00095/W08831/ING és 16R00096/W08831/IN szerződésszámon megkötött Biztosítéki Szerződést az Ügyfél költségére kétoldalú közjegyzői okiratba foglaltatta, és az erről szóló dokumentumokat az Ügyfél a Bank rendelkezésére bocsátotta.

2.4.  The Customer has had the present Contract, or, if included in an appendix to the Contract, the Amortisation Schedule, the Collateral Contract entered into with the Customer under No. 16R00095/W08831/ING and 16R00096/W08831/IN committed to bilateral notarial deeds where the relevant costs are to be borne by the Customer, and the Customer has placed the relevant documents at the Bank’s disposal.

2.5.  Az Ügyfél a Banknak átadta az első Szolgáltatás igénybevételének napjához képest 30 napnál nem korábbi állapot szerinti, az alábbi, köztartozásokkal kapcsolatos dokumentumokat:

2.5.  The Customer has handed over to the Bank the following documents related to public debts issued in respect of the status existing no more than 30 days prior to the first day of using the Service:

2.5.1.  az állami adóhatóság által kiállított eredeti vagy közjegyző által hitelesített nemleges igazolást vagy az állami adóhatóság által kiállított eredeti elektronikus nemleges igazolást, melynek tanúsága szerint az Ügyfél nem rendelkezik lejárt, az állami adóhatóságnál nyilvántartott köztartozással.

2.5.1.  an original certificate issued by the state tax authority or a combined certificate certified by a notary public or an original electronic combined certificate issued by the state tax authority evidencing that the Customer has no overdue public debts recorded by the state tax authority.

2.5.2.  az Ügyfél székhelye szerint illetékes önkormányzat által kiállított eredeti igazolást, melynek tanúsága szerint az Ügyfél nem rendelkezik lejárt, az önkormányzat, mint helyi adóhatóságnál nyilvántartott köztartozással. Amennyiben az Ügyfél rendelkezik telephellyel és/vagy fiókteleppel, úgy benyújtja a cégszerűen aláírt nyilatkozatát arról, hogy a telephelye(i) és/vagy fióktelepe(i) szerint illetékes önkormányzatnál nem rendelkezik lejárt köztartozással.

2.5.2.  an original certificate issued by the municipality competent according to the Customer’s registered seat, evidencing that the Customer has no overdue public debts recorded by the municipality as local state tax authority. If the Customer has a facility and/or a branch, the Customer shall submit its officially signed declaration certifying that the Customer has no overdue public debts recorded by the municipality/ies competent according to registered seats of the Customer’s facilitiy(ies) and/or branch(es).

2.6.  A Biztosítékul szolgáló, ingatlant terhelő jelzálogjog esetén az ingatlan-nyilvántartásban az ingatlan tulajdoni lapján legalább széljegyként a Bank által megkövetelt ranghelyen feltüntetésre került a Bank jelzálogjogának bejegyzése iránti kérelem, és az ennek tényét tanúsító, 10 napnál nem régebbi hiteles tulajdoni lap másolatot az Ügyfél a Banknak átadta.

2.6.  In the case of a mortgage encumbering real estate serving as Collateral, the request for the registration of the Bank’s mortgage right, with the ranking required by the Bank, has been entered in the title sheet of the property at least as a marginal note in the real estate register and the

Aláírók kézjegye:/ Signatures of signatories	12 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

Customer has handed over to the Bank a copy of the certified title sheet issued no more than 10 days previously in verification thereof.

2.7.   A Biztosítékul szolgáló ingó dolgot terhelő jelzálogjog esetén a Bank jelzálogjogát a Bank által megkövetelt ranghelyen a Magyar Országos Közjegyzői Kamara (MOKK) által működtetett Hitelbiztosítéki Nyilvántartásba bejegyezték és a bejegyzés ténye a Bank részére hitelt érdemlően igazolásra került.

2.7.  In the case of a mortgage encumbering assets serving as Collateral, the Bank’s mortgage has been registered in the Credit Collateral Records operated by the Hungarian Chamber of Civil Law Notaries (MOKK) with the ranking required by the Bank and the fact of such registration has been evidenced to the Bank to the merit.

2.8.  Amennyiben a Biztosítékul szolgáló vagyontárgyra köthető vagyonbiztosítás, úgy az Ügyfél a Banknak benyújtja a Biztosítékul szolgáló vagyontárgyra egy magyarországi biztosító társaságnál valamennyi kockázatra kiterjedő biztosítás létrejöttét igazoló szerződést vagy fedezetigazolást (kötvényt). Amennyiben a Biztosítékul szolgáló vagyontárgyra az előbbiekben megjelölt biztosítás még nem jött létre, úgy a vagyontárgy valamennyi kockázatra kiterjedő, 15 napnál nem régebbi, egy magyarországi biztosító társaságnak tett biztosítási ajánlatát köteles az Ügyfél a Bank rendelkezésére bocsátani.

2.8.  If property insurance is available for an asset item serving as collateral, the Customer submits to the Bank the contract or proof of coverage (policy) evidencing the existence of an all risks insurance entered into with a Hungarian insurer covering the asset item offered as collateral. If the insurance described above has not been taken out for the asset item serving as Collateral, the Customer shall provide to the Bank its insurance offer made to a Hungarian insurer less than 15 days in advance, regarding all-risks coverage for such asset item

2/B) A Bank az első kölcsön folyósítását követő kölcsön(ök) igénybevételére nem határoz meg feltételt.

3.     Az Ügyfél Hitelprogrammal kapcsolatos nyilatkozatai, felhatalmazása

3.    Customer’s declarations and authorisations related to the Credit Programme:

3.1.  Ügyfél kijelenti, hogy maradéktalanul megfelel - a Hitelprogrammal kapcsolatos - alábbi feltételeknek a jelen Szerződés időpontjában:

3.1.  The Customer hereby declares that it fully satisfies the following conditions related to the Credit Programme:

(a)        a magyar jog szerint legalább egy éve létrehozott és érvényesen működő gazdálkodó szervezet;

(a)          it is a business organisation that was established under Hungarian law minimum one year ago and is validly operational;

(b)          székhelye a Magyarország területén van;

(b)         it is seated in the territory of the Republic of Hungary;

(c)         a 2001. évi XCIII. törvény rendelkezései szerint devizabelföldinek minősül;

(c)          it qualifies as a resident for currency purposes under the provisions of Act XCIII of 2001;

(d)          a számviteli jogszabályok szerint készített legutolsó éves beszámolójában szereplő nettó éves árbevétele nem haladja meg a 13,5 (tizenhárom egész öt tized) milliárd HUF összeget (amennyiben az Ügyfél a magyar számviteli jogszabályok szerint köteles auditált beszámolót készíteni, úgy az auditált beszámolóban szereplő nettó éves árbevételt kell figyelembe venni);

(d)         its net sales revenue stated in its last annual report drafted in accordance with the legal rules on accounting does not exceed the sum of HUF 13.5 (thirteen and a half) billion Hungarian forints (if the Customer is required to draft an audited report under the Hungarian legal rules on accounting, the net annual sales revenue stated in the audited report must be taken into consideration);

(e)        nem áll fenn vele szemben a 3.2. pontban (Finanszírozásból kizárt Ügyfelek köre) illetőleg a jelen Szerződéssel finanszírozott ügylettel szemben a 3.3. pontban meghatározott egyetlen kizáró ok sem; illetőleg a Származékos Kölcsön folyósítása esetén nem állna fenn 4.2 pont szerinti Kötelező előtörlesztés esete.

(e)         it is not under the effect of any of the disqualifying circumstances defined in Clause 3.2 (Customers disqualified from financing) and the transaction financed under the

Aláírók kézjegye:/ Signatures of signatories	13 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

present Contract is not under the effect of any of the disqualifying circumstances defined in Clause 3.3., or in case of disbursement of the Derivative Loan there will not be any mandatory prepayment specified in Section 4.2.

3.2.Finanszírozásból kizárt Ügyfelek köre

3.2.Customers disqualified from financing

Az Ügyfél tudomással bír arról és tudomásul veszi, hogy a Hitelprogrammal kapcsolatos Származékos Kölcsönszerződést a Bank nem köthet olyan Ügyféllel, amely:

The Customer is aware and accepts that the Bank may not enter into a Derivative Loan Contract in connection with the Short-Term Credit Contract with customers

(a)        csőd-, felszámolási eljárás, vagy végelszámolás alatt áll vagy ellene ilyen eljárás indult;

(a)         who are under bankruptcy, liquidation or voluntary dissolution proceedings or against whom such proceedings have been instituted;

(b)         ellene végrehajtási eljárás indult;

(b)        against whom execution proceedings have been instituted;

(c)        ellene a cégbíróság általi megszüntetési eljárás indult;

(c)         against whom termination proceedings have been instituted by the court of registration

(d)         lejárt adó-, vagy adók módjára behajtható köztartozással rendelkezik.

(d)        who have any overdue tax debt or any other public debt that may be collected as taxes.

(e)        hitel-, bankgarancia- vagy lízingszerződésből eredő 15 (tizenöt) napon túli lejárt tartozással rendelkezik;

(e)         who have any debt overdue by more than 15 (fifteen) days arising from credit, bank guarantee or leasing contracts;

(f)         nem rendelkezik a Finanszírozott Exportügyletek teljesítéséhez szükséges hatósági engedélyekkel (Beszállítói Ügylet kapcsán ezen rendelkezés nem alkalmazandó);

(f)         who do not have the necessary official licences for the execution of the Financed Export Transactions (this provision not applicable in connection with Supplier Transactions);

(g)        környezetvédelmi jogszabályba ütköző tevékenységet folytat;

(g)        who engage in activities that are contrary to the environmental regulations;

(h)         az Európai Bizottság támogatás visszafizetésére kötelező határozata ellenére a tiltott állami támogatást nem fizette vissza;

(h)         who have failed to repay any prohibited state aid in spite of the decision of the European Commission imposing the obligation to repay such debt;

(i)          a jelen Szerződés keltét megelőző 3 éven belül az államháztartás alrendszereiből, az EU előcsatlakozási eszközeiből, vagy a strukturális alapokból juttatott valamely támogatással összefüggésben, támogatási szerződésben vállalt bármely kötelezettségét neki felróható okból nem teljesítette és e mulasztását a rendelkezésre álló türelmi időn belül (ha van ilyen) nem orvosolta;

(i)           who culpably failed to meet any obligation undertaken in an aid contract in connection with any aid provided from the sub-systems of the central budget, EU pre-accession funds or the structural funds in the 3 years preceding the date of the present Contract and failed to remedy such omission within the available grace period (if any);

(j)           fő (alap) tevékenysége: fegyver, lőszergyártás, szerencsejáték, fogadás, vagy pénzügyi közvetítés, biztosítás, viszontbiztosítás, nyugdíjalapok, vagy egyéb pénzügyi tevékenység.

(j)         whose (principal) activities are: manufacture of arms and ammunition, gaming, betting or financial mediation, re-insurance, pension funds or other financial activities;

(k)        a folyósítandó Származékos Kölcsön és a Hitelprogramból bármely hitelintézet közreműködésével az Ügyfélnek 2015. június 30. és 2016. június 30. közötti időszakban már folyósított valamennyi - EUR denominált - Származékos Kölcsöne együttesen meghaladja a 10.000.000 (azaz tízmillió) EUR-t, illetve USD denominált Származékos Kölcsönök esetén a 11.000.000,-(azaz tizenegymillió) USD-t. Az USD denominált Származékos Kölcsönök 1 USD=0,9090 EUR árfolyamon kerülnek EUR- ra átszámításra.

Aláírók kézjegye:/ Signatures of signatories	14 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

(k)          if the total of the Derivative Loan to be disbursed and all other Derivative Loans - denominated in EUR - already disbursed to the Customer from the Credit Programme via any credit institution during the period between 30 June 2015 and 30 June 2016 exceeds a sum of EUR 10,000,000 (say ten million euros). or in case of Derivative Loans denominated in USD, a sum of USD 11,000,000 (say eleven million American dollars).Derivative Loans denominated in USD will be converted into EUR on the following exchange rate: 1 USD=0,9090 EUR.

3.3.Hitelprogramból kizárt ügyletek

3.3.Transaction disqualified from the Credit Programme

Ügyfél tudomással bír arról, hogy a Származékos Kölcsön nem használható fel Reexport finanszírozására, valamint a következő termékek exportjának finanszírozására:

a)amelyek birtoklása vagy forgalmazása jogszabályba ütközik,

b)a Katonai Berendezés,

c)a környezetvédelmi előírásokba ütköző árucikk,

d)a Mezőgazdasági Termék.

The Customer is aware that the Derivative Loan may not be used for the financing of re-exportation and the financing of the exportation of the following products:

a)products, the possession or distribution of which is contrary to the rule of law,

b)Military Equipment,

c)goods which are contrary to the environmental regulations,

d)Agricultural Products.

Az Ügyfél kijelenti, hogy a fentieken túl tudomással bír arról is, hogy a Származékos Kölcsön nem használható fel az olyan relációkba irányuló exportügylet finanszírozására, amely magyar jogszabályok vagy nemzetközi egyezmények alapján tilalom alá esik. . Ezen túlmenően az Ügyfél kötelezettséget vállal, hogy kizárólag a jelen Szerződés és a magyar jogszabályokkal (ideértve különösen a 85/1998. (V.6.) Kormányrendelet rendelkezéseit) illetőleg a nemzetközi egyezményekkel összhangban veszi igénybe a Származékos Kölcsönt.

The Customer hereby declares that, in addition to the above, it is further aware that the Derivative Loan may not be used for the financing of export transactions to countries which come under prohibition on the basis of the Hungarian legal rules or international conventions. Additionally, the Customer hereby assumes the obligation to use the Derivative Loan only in harmony with the present Contract, the Hungarian legal rules [including in particular the provisions of Government Decree No. 85/1998. (V.6.)] and the relevant international conventions.

Ügyfél tudomással bír arról, hogy az Eximbank jogosult a jelen Származékos Kölcsönszerződéhez kapcsolódó Refinanszírozási Kölcsön folyósítást a megtagadás okáról való egyidejű tájékoztatással mindaddig megtagadni, amíg a jelen Származékos Kölcsönszerződés alapjául szolgáló ügylet az Európai Unió jogi aktusával vagy az Egyesült Államok jogszabályi rendelkezésével bevezetett nemzetközi pénzügyi vagy gazdasági korlátozó intézkedés hatálya alá tartozik. Ebben az esetben a Bank jogosult a Származékos Kölcsön folyósítását megtagadni.

The Customer is aware of the fact that Eximbank is entitled to refuse the disbursement of the Refinancing Loan relating to the Derivative Loan, with a simultaneous notification about the reasons of such refusal as long as the transaction that is basis of the Derivative Loan falls under the scope of international financial or economic restrictive measures, which has been introduced by legislative acts of the European Union or the United State of America. In such case the Bank is entitled to refuse the disbursement of the Derivative Loan.

3.4.Ügyfél kijelenti, illetőleg kötelezettséget vállal arra, hogy

3.4.The Customer hereby declares and assumes an obligation in respect of the following:

(a)          a jelen Szerződés szerinti finanszírozásra benyújtott exportszerződést/beszállítói szerződést más hitelintézetnél nem nyújtotta be előfinanszírozás céljából;

(a)         the Customer did not submit the export contract/supplier contract submitted for financing under the present Contract to any other credit institution for the purpose of pre-financing;

(b)         vele és a Finanszírozott Exportügylettel/ Finanszírozott Beszállítói Ügylettel szemben nem állnak fenn a jelen Szerződésben meghatározott kizáró okok

Aláírók kézjegye:/ Signatures of signatories	15 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

(b)          the disqualifying circumstances defined in the present Contract do not exist in respect of the Customer and the Financed Export Transaction/Financed Supplier Transaction;

(c)          Ügyfél kijelenti, hogy a Finanszírozott Exportügylet/Finanszírozott Beszállítói Ügylet megvalósulása érdekében, a Finanszírozott Exportügyletnek/ Finanszírozott Beszállítói Ügyletnek a jelen Szerződés alapján nyújtott Származékos Kölcsönnel nem finanszírozott része tekintetében megfelelő, legalább 25%-os azaz huszonöt százalékos saját erővel rendelkezik.

(c)         The Customer declares that it has sufficient, minimum 25%, say twenty-five per cent, equity in respect of the part of the Financed Export Transaction/Financed Supplier Transaction not financed from the Derivative Loan provided on the basis of the present Contract, in the interest of the implementation of the Financed Export Transaction/Financed Supplier Transaction;

(d)         a Finanszírozott Exportügyletek/Finanszírozott Beszállítói Ügyletek megvalósulásának igazolására az exportszámlákat / kereskedelmi számlákat a Származékos Kölcsönszerződés lejáratát követő 5 évig megőrzi.

(d)         the Customer will keep all export invoices / trade invoices for the verification of the implementation of the Financed Export Transaction / Financed Supplier Transactions for 5 years following the expiry of the Derivative Loan Contract.

3.5.Hitelprogramból történő kizárás

3.5.Disqualification from the Credit Programme

Ügyfél tudomásul veszi, hogy az Eximbank jogosult az Ügyfelet kizárni a Hitelprogramból amennyiben:

The Customer hereby accepts that Eximbank is entitled to disqualify the Customer from the ShortTerm Credit Programme if

(a)        az Ügyfél nem teljesíti a Bank felé a Származékos Kölcsönszerződéssel kapcsolatos adatszolgáltatási kötelezettségét és ezt a Bank felszólítását követő 15 napon belül sem pótolja;

(a)         the Customer fails to meet its obligation to disclose data to the Bank in connection with the Derivative Loan Contract and fails to remedy this breach within 15 days of the Bank’s notice;

(b)          a Finanszírozott Exportügylet vagy Beszállítói Ügylet meghiúsulásáról az Eximbank csak a Származékos Kölcsönszerződés lejáratát követően szerez tudomást;

(b)         Eximbank is only made aware of the frustration of the Financed Export Transaction or Supplier Transaction after the expiry of the Derivative Loan Contract;

(c)        az Ügyfél a Származékos Kölcsönszerződéssel kapcsolatban félrevezető vagy megtévesztő nyilatkozatot tett.

(c)        the Customer made a misleading or deceptive declaration in connection with the Derivative Loan Contract.

3.6.  Ügyfél ezúton felhatalmazza az a Bankot és az Eximbankot arra, hogy az Eximbank illetőleg a Bank - személyesen vagy meghatalmazott útján - előzetesen egyeztetett időpontban bármikor ellenőrizze az Ügyfélnél a Származékos Kölcsön felhasználását és a Hitelprogram egyéb feltételeinek teljesülését. Az Ügyfél ellenőrzésre adott jelen meghatalmazása magában foglalja a Refinanszírozási Kölcsönnel kapcsolatos minden dokumentum vizsgálatát is.

3.6.   The Customer hereby authorises the Bank and the Eximbank to verify the utilisation of the Derivative Loan and the fulfilment of the other conditions of the Short-Term Credit Programme at the Customer at any pre-agreed time in person or by way of its authorised representative. The Customer’s present authorisation regarding verification also covers the inspection of all documents related to the Refinancing Loan.

3.7    Az Ügyfél kötelezettséget vállal arra, hogy az Eximbank által előírt adatszolgáltatást a megkívánt tartalommal és formában a Hitel fennállása alatt évente kétszer (március 31-i, illetve a szeptember 30-i ellenőrzési időpontokat követően) a Bank erre vonatkozó írásbeli felszólítását követő 30 (harminc) napon belül biztosítja.

3.7   The Customer hereby assumes the obligation to supply the data prescribed by Eximbank, with the contents and in the form required, within 30 (thirty) days of the Bank’s relevant written notice, twice annually during the term of the Facility (after the verification dates of 31 March and 30 September).

Aláírók kézjegye:/ Signatures of signatories	16 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

3.8   Az Ügyfél a Származékos Kölcsönszerződés aláírásával - a Hpt. 161.§ (1) bekezdés a) pontja alapján -  kifejezetten felhatalmazza az Eximbankot, hogy az Eximbank a Bank és az Ügyfél személyére, valamint az ügylet tárgyára és összegére vonatkozó adatokat nyilvánosságra hozhassa.

3.8    Upon signing the present Contract, the Customer - in compliance with § 161 Paragraph (1) Point a) of Hpt. - expressly authorises Eximbank, to make data relating to the person of the Customer and the Bank, to the subject or amount of the transaction, public.

4.Ügyfél kötelezettségei az ÁSZF-ben foglaltakon túl

4.Customer’s covenants beyond those stipulated in the GTC

4.1.A Finanszírozott Exportügylet/Finanszírozott Beszállítói Ügylet magyar származása és egyéb elvárások

4.1.Hungarian origin of Financed Export Transaction/Financed Supplier Transaction and other expectations

4.1.1.  Magyar származás igazolása amennyiben jelen Származékos Kölcsönszerződés áruexport finanszírozásához kapcsolódik (azaz a Finanszírozott Exportügylet tárgya áruexport)

4.1.1.  Verification of Hungarian origin if the present Derivative Loan Contract is concluded in conjunction with the financing of the exportation of goods (that is, the exportation of goods constitutes the subject-matter of the Financed Export Transaction)

Az Ügyfél a Finanszírozott Exportügylet tárgyáról/tárgyairól (árucsoportonként) köteles a Banknak Magyar Származási Bizonyítvány(oka)t benyújtani, azzal hogy a benyújtott Magyar Származási Bizonyítvány(ok)nak le kell fednie (fedniük) a Finanszírozott Exportügylet értékének legalább 50%-át (azaz ötven százalékát).

Ügyfél kötelezettséget vállal arra, hogy a Finanszírozott Exportügylet tárgyának változása esetén - a jelen hitelszerződés futamideje alatt - az új tárggyal összefüggésben is haladéktalanul benyújtja a Banknak a Magyar Származási Bizonyítványt.

The Customer is required to submit to the Bank (a) Certificate(s) of Hungarian Origin in respect of the subject-matter/subject-matters of the Financed Export Transaction (by product groups), with the proviso that the Certificate(s) of Hungarian Origin submitted must cover minimum 50% (say fifty per cent) of the value of the Financed Export Transaction.

The Customer hereby assumes the obligation to immediately submit to the Bank a Certificate of Hungarian Origin, in the event of a change in the subject-matter of the Financed Export Transaction during the term hereof, also in respect of such new subject- matter.

A Magyar Származási Bizonyítványon szereplő áru/árucsoport kereskedelmi számlán szereplő áru megnevezésnek való megfeleltetés céljából elfogadható az Ügyfél nyilatkozata.

For the purposes of matching the designation of the goods stated in the commercial invoices against the goods/merchandise group stated in the Certificate of Hungarian Origin, the Bank accepts the Customer’s officially signed declaration.

4.1.2.  Magyar származás és egyéb elvárások igazolása amennyiben a jelen Származékos Kölcsönszerződés Finanszírozott Beszállítói Ügylet keretében teljesített áruértékesítéshez kapcsolódik:

4.1.2.  Verification of Hungarian origin and other expectations if the present Derivative Transaction is concluded in conjunction with the sale of goods as part of a Financed Supplier Transaction:

Beszállítói Ügylet keretében megvalósított áru(termék) értékesítés kapcsán az Ügyfél a Finanszírozott Beszállítói Ügylet tárgyáról/tárgyairól (árucsoportonként) köteles a Banknak Magyar Származási Bizonyítvány(oka)t benyújtani. A Beszállítói Ügylet tárgyának változása esetén - a jelen Származékos Kölcsön Futamideje alatt - az Ügyfél köteles az új tárggyal összefüggésben is benyújtania a Banknak a Magyar Származási Bizonyítványt.

Aláírók kézjegye:/ Signatures of signatories	17 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

In the case of the sale of goods (products) as part of a Supplier Transaction, the Customer is required to submit to the Bank (a) Certificate(s) of Hungarian Origin in respect of the subject-matter/subject-matters of the Financed Supplier Transaction (by product groups). The Customer hereby assumes the obligation to immediately submit to the Bank a Certificate of Hungarian Origin, in the event of a change in the subject-matter of the Financed Supplier Transaction during the term hereof, also in respect of such new subject- matter.

A Magyar Származási Bizonyítványon szereplő áru/árucsoport kereskedelmi számlán szereplő áru megnevezésnek való megfeleltetés céljából a Bank elfogadja az Ügyfél cégszerűen aláírt nyilatkozatát.

For the purposes of matching the designation of the goods stated in the commercial invoices against the goods/merchandise group stated in the Certificate of Hungarian Origin, the Bank accepts the Customer’s officially signed declaration.

A Beszállítói Ügylet keretében megvalósított áruk(termékek) külpiacra történő értékesítésének igazolására a jelen Szerződés vonatkozó mellékletét képező nyilatkozat (Exportőri Nyilatkozat a Beszállított Áru, Vagy Annak Felhasználásával Előállított Másik Áru Exportálásáról) szolgál.

The declaration constituting the relevant Appendix to the present Contract (Exporter’s declaration regarding the exportation of the goods supplied or of any other goods manufactured with the use thereof) serves to verify the sale of goods (products) to external markets as part of a Supplier Transaction.

4.1.3. Magyar származás és egyéb elvárások igazolása amennyiben jelen Származékos Kölcsönszerződés Finanszírozott Exportügylet keretében teljesített szolgáltatásexporthoz illetve amennyiben Finanszírozott Beszállítói Ügylet keretében teljesített szolgáltatás nyújtáshoz kapcsolódik

4.1.3.  Verification of Hungarian origin and other expectations if the Derivative Loan Contract is concluded in conjunction with the exportation of services as part of a Financed Export Transaction or in conjunction with the provision of services as part of a Financed Supplier

Transaction

Az Ügyfél kötelezettséget vállal, hogy a szolgáltatást nyújtó belföldi gazdálkodó szervezet vagy annak a szolgáltatás nyújtásában részt vevő, belföldi gazdálkodó szervezetnek minősülő alvállalkozója által foglalkoztatottak több mint fele olyan személy, aki a társadalombiztosítás ellátásaira és a magánnyugdíjra jogosultakról, valamint e szolgáltatások fedezetéről szóló törvény, illetve a kisadózó vállalkozások tételes adójáról és a kisvállalati adóról szóló törvény szabályai szerint vele biztosítási kötelezettséggel járó jogviszonyban áll.

The Customer hereby guarantees that more than one half of the individuals employed by the domestic service provider business organisation or its subcontractor involved in the provision of services that qualifies as a domestic business organisation are persons who are engaged with it in a legal relationship involving the payment of social security liabilities under the law on individuals eligible for social security services and private pensions and the coverage of these services or the law on the itemised tax of small taxpayer businesses and the tax of small businesses.

A foglalkoztatottakkal kapcsolatos feltétel igazolására az Ügyfél jelen Szerződés vonatkozó mellékletében (Nyilatkozat az Ügyfél által foglalkoztatottakról) szereplő formában és az abban meghatározott tartalmú, cégszerűen aláírt nyilatkozata szolgál. Ehhez kapcsolódóan az Ügyfél a fővárosi és megyei kormányhivatal egészségbiztosítási pénztári szakigazgatási szerve által kiállított, a foglalkoztatottak biztosítási kötelezettséggel járó jogviszonyáról kiállított igazolást köteles benyújtani. Abban az esetben, ha az Ügyfél úgy nyilatkozik, hogy az általa exportált/beszállított a szolgáltatás nyújtásához belföldi gazdálkodó szervezetnek minősülő alvállalkozó szolgáltatását is igénybe veszi, akkor az Ügyfél köteles az igénybe vett alvállalkozó által a jelen Szerződés vonatkozó mellékletében (Nyilatkozat az Ügyfél által foglalkoztatottakról) meghatározott tartalommal kiállított nyilatkozatot, valamint a

Aláírók kézjegye:/ Signatures of signatories	18 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

hivatkozott szakigazgatási szerv által az alvállalkozó vonatkozásában kiállított igazolást is csatolni.

An officially signed declaration issued in the form and with the contents stated in the relevant Appendix to the present Contract (Declaration Regarding Customer’s Employees) serves to verify the condition related to employees. In conjunction with this, the Customer is required to submit a certificate issued by the health insurance administrative agency of the metropolitan or county government office with respect to the legal relationships of employees involving the payment of social security liabilities. If the Customer uses the services of a subcontractor qualifying as a domestic business organisation for the provision of services, the Customer is also required to enclose the declaration issued by the subcontractor with the contents determined in the relevant Appendix to the present Contract (Declaration Regarding Customer’s Employees) and the certificate issued by the administrative agency referred to above in respect of the subcontractor.

4.2.  Kötelező előtörlesztés

4.2.  Mandatory prepayment

Az Ügyfél köteles a Refinanszírozási Kölcsönt a tudomásszerzést követően haladéktalanul a Bank részére visszafizetve előtörleszteni:

The Customer shall be obliged to prepay the Refinancing Loan to the Bank forthwith after any of the following circumstances comes to its attention:

-     az Ügyfél a Hitelprogramból kizárásra kerül a 3.5 pont (Hitelprogramból történő kizárás) rendelkezései alapján

-     the Customer is disqualified from the Credit Programme under the provisions of Clause 3.5 (Disqualification from the Credit Programme)

-     amennyiben a jelen Származékos Kölcsönszerződés Finanszírozott Exportügylethez kapcsolódik: a Finanszírozott Exportügylet részben vagy egészében meghiúsul, és más exportügylettel nem pótolható addig a mértékig, amíg a jelen Szerződés 4.3 (a) vagy 4.3.

(b)  pontjában foglaltak teljesülnek;

-     if the present Derivative Loan Contract is concluded in conjunction with a Financed Export Transaction: the Financed Export Transaction falls through partly or fully and cannot be replaced with another export transaction, to the degree to which the conditions set forth in paragraph 4.3 (a) or 4.3. (b) of the present Contract are satisfied;

-     amennyiben a jelen Származékos Kölcsönszerződés Finanszírozott Beszállítói Ügylethez kapcsolódik: a Beszállítói Ügylet részben vagy egészében meghiúsul, és más beszállítói ügylettel nem pótolható addig a mértékig, amíg a jelen Szerződés 4.3. (c) vagy a 4.3. (d) pontjában foglaltak teljesülnek;

-     if the present Derivative Loan Contract is concluded in conjunction with a Financed Supplier Transaction: the Financed Supplier Transaction falls through partly or fully and cannot be replaced with another supplier transaction, to the degree to which the conditions set forth in paragraph 4.3. (c) of 4.3. (d) of the present Contract are satisfied;

-     amennyiben a jelen Származékos Kölcsönszerződéssel Finanszírozott Exportügylet tárgya áruexport, és a jelen Szerződés 4.1.1. pontjában, a Finanszírozható Exportügyletre vonatkozó elvárás nem teljesül;

-     if the subject-matter of the export transaction financed with the present Derivative Loan Contract is the exportation of goods and the conditions set forth in Clause 4.1.1. of the present Contract with respect to the Financed Export Transaction are not satisfied;

-     amennyiben a jelen Származékos Kölcsönszerződéssel Finanszírozott Beszállítói Ügylet tárgya áruértékesítés, és a jelen Szerződés 4.1.2. pontjában, a Finanszírozott Beszállítói Ügyletre vonatkozó feltétel nem teljesül;

-     if the subject-matter of the supplier transaction financed with the present Derivative Loan Contract is the sale of goods and the conditions set forth in Clause 4.1.2 of the present Contract with respect to the Financed Supplier Transaction are not satisfied;

-     amennyiben a Finanszírozott Exportügylet tárgya szolgáltatásexport, és a jelen Szerződés 4.1.3. pontjában a Finanszírozott Exportügyletre vonatkozó elvárás nem teljesül,

-     if the subject-matter of the Financed Export Transaction is the exportation of services and the expectation set forth in Clause 4.1.3 of the present Contract relating to the Financed Export Transaction is not met;

Aláírók kézjegye:/ Signatures of signatories	19 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

-     amennyiben a Finanszírozott Beszállítói Ügylet tárgya szolgáltatás-nyújtás, és a jelen Szerződés 4.1.3. pontjában a Finanszírozott Beszállítói Ügyletre vonatkozó elvárás nem teljesül,

-     if the subject-matter of the Financed Supplier Transaction is the provision of services and the expectation set forth in Clause 4.1.3 of the present Contract relating to the Financed Supplier Transaction is not met;

-     amennyiben a Finanszírozott Beszállítói Ügylet esetén a Származékos Kölcsön összege meghaladja a tényleges exportőr előző évi auditált eredménykimutatásában szereplő exportértékesítés nettó árbevételét.

-     if, in the case of the Financed Supplier Transaction, the amount of the Derivative Loan exceeds the actual exporter’s (exporters’) net export sales revenue stated in its audited profit and loss account for the previous year;

-     amennyiben a Refinanszírozási Kölcsön nyújtása vagy fenntartása az Eximbank vagy a Bank számára jogellenes vagy jogellenessé válik bármely jogszabály bevezetése, hatályba lépése, megváltozása vagy jogértelmezésének megváltozása miatt és erről a Bankot az Eximbank értesítette; Ez esetben az előtörlesztés legkisebb mértéke megegyezik a nevezett jogellenesség elhárításához szükséges mértékkel.

-     if the provision or maintenance of the Refinancing Loan is or becomes unlawful or illegal for the Eximbank or the Bank due to the introduction or entry into force of any legal rule or a change in any legal rule or a change in the legal construction of any legal rule and Eximbank notified the Bank thereof; In this case, the minimum rate of the prepayment shall correspond to the rate necessary for eliminating the above-mentioned unlawful state of affairs

-     amennyiben a Szerződés vonatkozó mellékletében (Tudomásulvételi Nyilatkozat) foglalt tudomásulvételi nyilatkozatban felsorolt kötelezettségvállalások valamelyikét az Ügyfél megszegi.

-     in case the Customer does not fulfil any obligations listed in the relevant appendix of the present Contract (Declaration of Acknowledgement)

-     amennyiben a Szerződés vonatkozó mellékletében (CEB Tudomásulvételi Nyilatkozat) foglalt tudomásulvételi nyilatkozatban felsorolt kötelezettségvállalások valamelyikét az Ügyfél megszegi.

-     in case the Customer does not fulfil any obligations listed in the relevant appendix of the present Contract (CEB - Declaration of Acknowledgement)

4.3.  Ügyfél tudomásul veszi, hogy a Bank valamint az Eximbank a jelen Szerződés szerinti Hitelcél alapjául szolgáló Finanszírozott Exportügyletek illetőleg Finanszírozott Beszállítói ügyletek megvalósulását jogosult az alábbiak szerint ellenőrizni (továbbiakban: Banki ellenőrzés). A Bank kifejezetten felhívja az Ügyfél figyelmét arra, hogy a Banki ellenőrzés lefolytatása a Bank Eximbankkal szembeni kötelezettségéből ered. Az Ügyfél köteles a Végső Lejárat Napján és a Származékos kölcsön folyósítását követő 6 hónapot (hat) követően haladéktalanul, majd pedig ezen időponttól számítottan 6 (hat) havonta, (de legkésőbb a Végső Lejárat napjáig)1 az alábbi dokumentumok Bankhoz történő benyújtásával igazolni a Finanszírozott Exportügyletek illetőleg a Finanszírozott Beszállítói Ügylet megvalósulását:

4.3.  The Customer hereby accepts that the Bank and the Eximbank are entitled to monitor and verify the implementation of the Financed Export Transactions or Financed Supplier Transactions constituting the Facility Purpose under the present Contract as follows (hereinafter referred to as “Bank Monitoring”). The Bank hereby expressly draws the Customer’s attention to the fact that monitoring by the Bank stems from the Bank’s obligation towards Eximbank. The Customer shall, on the Final Maturity Day and forthwith after a period of 6 (six) months following the disbursement of the Derivative Loan, and every 6 (six) months thereafter (but until the Final Maturity Day, at the latest), verify the implementation of the Financed Export Transactions and/or the Financed Supplier Transactions by way of the submission of the following documents:

(a) Amennyiben a Finanszírozott Exportügylet tárgya áruexport, úgy az Ügyfél az alábbi dokumentumokat köteles a Bank részére benyújtania:

i.           az exportőr eredménykimutatása (amely igazolja az exportárbevétel elszámolását),

ii.          az exportszámlák összesítője.

1 ideértve a végtörlesztést napját is

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Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

(a) If the subject-matter of the Financed Export Transaction is the exportation of goods, the Customer is required to submit the following documents to the Bank:

i.            exporter’s profit and loss account (which verifies the due settlement of the export revenues),

ii.           summary of export invoices.

A Bank a Banki ellenőrzés keretében jogosult az Ügyfélnél tett helyszíni szemle során meggyőződni arról, hogy az Ügyfél által benyújtott exportszámlák valamint az exportszámlák összesítői alapjául szolgáló egyéb dokumentumok rendelkezésre állnak-e.

As part of its monitoring, the Bank shall be entitled to ascertain as part of an on-site inspection at the Customer whether the export invoices and any other documents serving as the basis of the summary of export invoices submitted by the Customer are available.

A fentieken túl az Ügyfél kötelezettséget vállal arra vonatkozólag, hogy a Mérési Időpontokban az elmúlt Mérési Időszak alatt megvalósult Finanszírozott Exportügylet összege eléri a 12 Hónappal korábbi időpontban fennálló Származékos kölcsön összegének legalább 1,333 szoros mértékét.

In addition to the above, the Customer hereby further assumes the obligation to ensure that the amount of the (expected) Financed Export Transactions to be performed shall reach minimum the following in relation to the outstanding Derivative Loan during each Measuring Period:

Az Ügyfél a Mérési Időpontokat (lásd fogalom 9. fejezetben) követő 15 azaz tizenöt Munkanapon belül cégszerűen aláírt nyilatkozatban köteles tájékoztatni a Bankot ezen kötelezettség teljesítéséről (lásd még 4.6 pont).

The Customer shall inform the Bank of the fulfilment of this obligation (also see Clause 4.6) in officially signed declarations within 15, say fifteen, Business Days of the Measuring Dates (see term in Chapter 9).

(b) Amennyiben a Finanszírozott Exportügylet tárgya szolgáltatásexport, úgy az Ügyfél az alábbi dokumentumokat köteles a Bank részére benyújtania

i.           az exportőr eredménykimutatása (amely igazolja az exportárbevétel elszámolását),

ii.          az exportszámlák összesítője.

(b) If the subject-matter of the Financed Export Transaction is the exportation of services, the Customer is required to submit the following documents to the Bank:

i.            exporter’s profit and loss account (which verifies the due settlement of the export revenues),

ii.           summary of export invoices.

A Finanszírozott Exportügylet tárgyának változása esetén az Ügyfél a változást követően haladéktalanul köteles a 4.1.3. pontban felsorolt dokumentumokat a Bank részére benyújtania. In the event of a change in the subject-matter of the Financed Export Transaction, the Customer shall submit the documents listed in Clause 4.1.3 to the Bank forthwith after such change.

A Bank a Banki ellenőrzés keretében jogosult az Ügyfélnél tett helyszíni szemle során meggyőződni arról, hogy az Ügyfél által benyújtott exportszámlák valamint az exportszámlák összesítői alapjául szolgáló egyéb dokumentumok rendelkezésre állnak-e.

As part of its monitoring, the Bank shall be entitled to ascertain as part of an on-site inspection at the Customer whether the export invoices and any other documents serving as the basis of the summary of export invoices submitted by the Customer are available.

Az Ügyfél kötelezettséget vállal arra vonatkozólag, hogy a Mérési Időpontokban az elmúlt Mérési Időszak alatt megvalósult Finanszírozott Exportügylet összege eléri a 12 Hónappal korábbi időpontban fennálló Származékos kölcsön összegének legalább 1,333 szoros mértékét.

In addition to the above, the Customer hereby further assumes the obligation to ensure that the amount of the Financed Export Transactions performed during the last Measuring Period, reaches minimum the 1,333-fold amount of the Derivative Loan outstanding at the time before

Aláírók kézjegye:/ Signatures of signatories	21 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

12 months.

Az Ügyfél a Mérési Időpontokat (lásd fogalom 9. fejezetben) követő 15 azaz tizenöt Munkanapon belül cégszerűen aláírt nyilatkozatban köteles tájékoztatni a Bankot ezen kötelezettség teljesítéséről (lásd még 4.6 pont).

The Customer shall inform the Bank of the fulfilment of this obligation (also see Clause 4.6) in officially signed declarations within 15, say fifteen, Business Days of the Measuring Dates (see term in Chapter 9).

(c) Amennyiben a Finanszírozott Beszállítói Ügylet tárgya áruszállítás, úgy az Ügyfél a Beszállítói Ügylet megvalósulásának igazolására az alábbi okiratokat nyújtja be a Bank részére:

i.           az Ügyfél eredménykimutatása (amely igazolja a Beszállítói Ügylet eredményeként az Ügyfélnél keletkező árbevétel elszámolását),

ii.           a magyar árukat, vagy az azok felhasználásával előállított árukat ténylegesen exportáló devizabelföldi gazdálkodó szervezet eredménykimutatása (amely igazolja az árukat tényleges exportáló devizabelföldi gazdálkodó szervezetnél keletkező exportárbevétel elszámolását),

iii.          beszállítói számlák összesítője;

(c) If the subject-matter of the Financed Supplier transaction is the supply of goods, the Customer shall submit the following documents to the Bank for the verification of the implementation of the Supplier Transaction:

i.            Customer’s profit and loss account (which verifies the settlement of the sales revenue generated by the Customer in consequence of the Supplier Transaction),

ii.           latest profit and loss account of the resident business organisation actually exporting the Hungarian goods or the goods manufactured with the use thereof (which verifies the settlement of the export sales revenues generated by the resident business organisation actually exporting the goods) accessible in the public company information data base,

iii.          summary of supplier invoices;

A Beszállítói Ügylet tárgyának vagy az exportőr személyének változása esetén az Ügyfél a változást követően haladéktalanul köteles a 4.1.2. pontban felsorolt dokumentumokat a Bank részére benyújtania.

In the event of any change in the subject-matter of the Supplier Transaction or the exporter’s person, the Customer shall forthwith after such change submit the documents listed in Clause 4.1.2 to the Bank.

A Bank a Banki ellenőrzés keretében jogosult az Ügyfélnél tett helyszíni szemle során meggyőződni arról, hogy az Ügyfél által benyújtott beszállítói számlák valamint a beszállítói számlák összesítői alapjául szolgáló egyéb dokumentumok rendelkezésre állnak-e.

As part of its monitoring, the Bank shall be entitled to ascertain as part of an on-site inspection at the Customer whether the supplier invoices and any other documents serving as the basis of the summary of supplier invoices submitted by the Customer are available.

Az Ügyfél kötelezettséget vállal arra vonatkozólag, hogy a Mérési Időpontokban az elmúlt Mérési Időszak alatt megvalósult Beszállítói Ügylet nettó összege eléri a 12 Hónappal korábbi időpontban fennálló Származékos Kölcsön összegének legalább 1,333 szoros mértékét.

In addition to the above, the Customer hereby further assumes the obligation to ensure that the amount of the Supplier Transactions performed during the last Measuring Period, reaches minimum the 1,333-fold amount of the Derivative Loan outstanding at the time before 12 months.

Az Ügyfél a Mérési Időpontokat (lásd fogalom 9. fejezetben) követő 15, azaz tizenöt Munkanapon belül cégszerűen aláírt nyilatkozatban köteles tájékoztatni a Bankot ezen kötelezettség teljesítéséről (lásd még 4.6 pont).

The Customer shall inform the Bank of the fulfilment of this obligation (also see Clause 4.6) in officially signed declarations within 15, say fifteen, Business Days of the Measuring Dates (see term in Chapter 9).

Aláírók kézjegye:/ Signatures of signatories	22 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

Az Ügyfél kötelezettséget vállal arra vonatkozólag, hogy a Származékos Kölcsönszerződés Futamideje alatt a Származékos Kölcsön finanszírozási tárgyév kezdetekor fennálló összege nem haladja meg az árut ténylegesen exportáló devizabelföldi gazdálkodó szervezetnek a közhiteles nyilvántartásból származó mindenkori auditált eredménykimutatásában szereplő exportértékesítés nettó árubevételének összegét.

The Customer hereby assumes the obligation to ensure that the amount of the Derivative Loan outstanding at the beginning of the subject financing year shall not at any time during the Term of the Derivative Loan Contract exceed the amount of the net export sales revenues stated in the audited profit and loss account, as at any time, of the resident business organisation actually exporting the goods as testified to on the basis of certified public records.

(d) Amennyiben a Finanszírozott Beszállítói Ügylet tárgya szolgáltatás-nyújtás, úgy az Ügyfél a Beszállítói Ügylet megvalósulásának igazolására az alábbi okiratokat nyújtja be a Bank részére:

(d)If the subject-matter of the Financed Supplier Transaction is the provision of services, the Supplier shall submit the following documents to the Bank for the verification of the implementation of the Supplier Transaction:

i.           az Ügyfél eredménykimutatása (amely igazolja a Beszállítói Ügylet eredményeként az Ügyfélnél keletkező árbevétel elszámolását),

ii.          a szolgáltatást ténylegesen exportáló devizabelföldi gazdálkodó szervezet eredménykimutatása (amely igazolja a szolgáltatást tényleges exportáló devizabelföldi gazdálkodó szervezetnél keletkező exportárbevétel elszámolását),

iii.          beszállítói számlák összesítője,

i.            Customer’s profit and loss account (which verifies the settlement of the sales revenue generated by the Customer in consequence of the Supplier Transaction),

ii.           profit and loss account of the resident business organisation actually exporting the services (which verifies the settlement of the export sales revenues generated by the resident business organisation actually exporting the services),

iii.          summary of supplier invoices.

A Beszállítói Ügylet tárgyának vagy az exportőr személyének változása esetén az Ügyfél a változást követően haladéktalanul köteles a 4.1.3. pontban felsorolt dokumentumokat a Bank részére benyújtania.

In the event of any change in the subject-matter of the Supplier Transaction or the exporter’s person, the Customer shall forthwith after such change submit the documents listed in Clause 4.1.3 to the Bank.

A Bank a Banki ellenőrzés keretében jogosult az Ügyfélnél tett helyszíni szemle során meggyőződni arról, hogy az Ügyfél által benyújtott beszállítói számlák valamint a beszállítói számlák összesítői alapjául szolgáló egyéb dokumentumok rendelkezésre állnak-e.

As part of its monitoring, the Bank shall be entitled to ascertain as part of an on-site inspection at the Customer whether the supplier invoices and any other documents serving as the basis of the summary of supplier invoices submitted by the Customer are available.

Az Ügyfél kötelezettséget vállal arra vonatkozólag, hogy a Mérési Időpontokban az elmúlt Mérési Időszak alatt megvalósult Beszállítói Ügylet nettó összege eléri a 12 Hónappal korábbi időpontban fennálló Származékos Kölcsön összegének legalább 1,333 szoros mértékét.

In addition to the above, the Customer hereby further assumes the obligation to ensure that the amount of the Supplier Transactions performed during the last Measuring Period, reaches minimum the 1,333-fold amount of the Derivative Loan outstanding at the time before 12 months.

Az Ügyfél a Mérési Időpontokat (lásd fogalom 9. fejezetben) követő 15 azaz tizenöt Munkanapon belül cégszerűen aláírt nyilatkozatban köteles tájékoztatni a Bankot ezen kötelezettség teljesítéséről (lásd még 4.6 pont).

The Customer shall inform the Bank of the fulfilment of this obligation (also see Clause 4.6) in officially signed declarations within 15, say fifteen, Business Days of the Measuring Dates (see term in Chapter 9).

Aláírók kézjegye:/ Signatures of signatories	23 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

Az Ügyfél kötelezettséget vállal arra vonatkozólag, hogy a Származékos Kölcsönszerződés Futamideje alatt a Származékos Kölcsön finanszírozási tárgyév kezdetekor fennálló összege nem haladja meg a szolgáltatást ténylegesen exportáló devizabelföldi gazdálkodó szervezetnek a közhiteles nyilvántartásból származó mindenkori auditált eredménykimutatásában szereplő exportértékesítés nettó árbevételének összegét (összesítve).

The Customer hereby assumes the obligation to ensure that the amount of the Derivative Loan outstanding at the beginning of the subject financing year shall not at any time during the Term of the Derivative Loan Contract exceed the amount of the net export sales revenues stated in the audited profit and loss account, as at any time, of the resident business organisation actually exporting the services as testified to on the basis of certified public records.

4.4.   Amennyiben a jelen Szerződés szerinti Hitelcél alapjául szolgáló Finanszírozott Exportügylet(ek) illetőleg Beszállítói ügyletek részben, vagy egészben meg nem valósul(nak), úgy az Ügyfél köteles erről haladéktalanul értesíteni a Bankot, továbbá köteles haladéktalanul gondoskodni a meg nem valósult exportügylet/ ügylet más exportügylettel/ ügylettel való pótlásáról. Ennek hiányában a Hitelcélt meghiúsultnak kell tekinteni

4.4.  If the Financing Export Transaction(s) or Supplier Transactions constituting the Facility Purpose under the present Contract are not implemented partly or in their entirety, the Customer shall notify the Bank thereof forthwith and shall further forthwith provide for replacing the non- implemented export transaction/transaction with another export transaction/transaction. In the absence thereof, the Facility Purpose shall be regarded as unattained.

4.5.  Amennyiben bármilyen kizáró ok (így különösen Finanszírozásból kizárt Ügyfelek (3.2. pont), Hitelprogramból kizárt ügyletek (3.3. pont)) felmerül úgy az szerződésszegésnek minősül, és amelynek bekövetkeztéről, az Ügyfél köteles haladéktalanul értesíteni erről a Bankot.

4.5.  Should any disqualifying circumstances arise [in particular, Customers disqualified from Financing (Clause 3.2), Transactions disqualified from the Short-Term Credit Programme (Clause 3.3)], it shall constitute a breach, of the emergence of which the Customer shall forthwith notify the Bank.

4.6.  Amennyiben az Ügyfél jogosulatlanul veszi igénybe a Refinanszírozási Kölcsönt, vagy bármilyen egyéb szerződésszegést követ el - így különösen a jogszerű igénybevétel jelen Szerződés szerint nem megfelelően kerül igazolásra (4.3) vagy a Hitelcél megvalósulásának igazolására szolgáló dokumentumok a Lejáratát követő 5 évig nem kerülnek megőrzésre (3.4) vagy egyéni adatszolgáltatási kötelezettségének nem tesz eleget - és ezzel összefüggésben az Eximbank a Banknak fizetési kötelezettséget állapít meg, (pl jogosulatlan kamattámogatás címén) úgy az Ügyfél köteles (a Bank felszólítására haladéktalanul) megfizetni a Banknak az így felszámított összegeket. A Felek ezzel összhangban rögzítik, hogy jelen Szerződés mindaddig nem szűnik meg, ameddig a Bank a jelen Szerződés vonatkozásában az Ügyféllel szemben követelése keletkezhet, függetlenül attól hogy a Származékos Kölcsön és annak járulékai megfizetésre kerültek.

4.6.  If the Customer draws on the Refinancing Loan unlawfully or commits any other breach - in particular, lawful utilisation is not duly verified on the basis of the present Contract (4.3) or the documents serving to verify the implementation of the Purpose of the Facility are not preserved for a period of 5 years following Maturity (3.4) or the Customer fails to meet its individual data disclosure obligation - and, in this context, Eximbank imposes a payment liability on the Bank (e.g. on the grounds of illegitimate interest subsidy), the Customer shall (forthwith upon the Bank’s notice) pay the Bank the amounts so charged. The Parties hereby establish in harmony with this that the present Contract shall not be terminated as long as the Bank may incur any claim against the Customer in respect of the present Contract, regardless of the fact that the Derivative Loan and the incidental charges thereon have been paid.

4.7.  Ügyfél kötelezettséget vállal arra, hogy kizárólag és bizonyíthatóan a Finanszírozott Exportügylet megvalósításával kapcsolatos követelések finanszírozásra veszi igénybe a Refinanszírozási Kölcsönt.

4.7.  The Customer hereby assumes the obligation to only and verifiably draw on the Refinancing Loan for the financing of claims related to the implementation of the Financed Export Transaction.

Aláírók kézjegye:/ Signatures of signatories	24 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

4.8.  Az Ügyfél köteles a Bank (illetőleg az Eximbank részéről felmerült, de a Bankra terhelt) a Származékos Kölcsönszerződéssel kapcsolatban indokoltan felmerülő és igazolt minden ésszerű költség és kiadását a Bank által írásban megjelölt határidőben és módon a Bank részére megfizetni.

4.8.   The Customer is obliged to pay all justified and reasonable costs and expenses of the Bank (or of Eximbank in case debited to the Bank), occurred on good grounds in connection with the Derivative Loan; before the deadline and according to the method determined by the Bank in writing.

4.9.   Az Ügyfél köteles a Banknál vezetett Bankszámlái és További Bankszámlái vonatkozásában az alábbi számlaforgalmi kikötés(ek) teljesítésére azzal, hogy e kötelezettség teljesítése során a Bank az Ügyfél Bankszámláira illetve További Bankszámláira a Bankon belülről harmadik személyektől illetve Bankon kívülről beérkező összegeket veszi figyelembe.

4.9.  The Customer shall observe the following account transactions stipulation(s) in respect of its Bank Accounts and Further Bank Accounts kept with the Bank, with the proviso that, for the purposes of the observance of this obligation, the Bank shall take account of any incoming amounts credited onto the Customer’s Bank Accounts and Further Bank Accounts from third parties within the Bank and from outside the Bank.

4.10. Az Ügyfél a Banknál bonyolítja teljes számlaforgalma (azaz az Ügyfél bármely belföldi vagy külföldi pénzügyi intézménynél vezetett pénzforgalmi számláján bonyolított számlaforgalma) 80%-át, de éves szinten legalább 2.400.000.000,- HUF, összegű számlaforgalmat (más devizanemben bonyolított forgalom esetén a Bank által a jóváírás napján jegyzett Kereskedelmi Középárfolyamon számított forint ellenérték) addig az időpontig, ameddig a Szerződés alapján a Banknak az Ügyféllel szemben követelése keletkezhet.

4.10. The Customer shall conduct 80% of the totality of its account transactions with the Bank (that is, transactions on its money transaction accounts kept with any domestic or foreign credit institution) but minimum HUF 2.400.000.000,- annually (in the case of transactions in other currencies, the HUF equivalent calculated at the Commercial Average Rate quoted by the Bank on the day of the credit) until the date the Bank may incur claims in respect of the Customer.

4.11. Az Ügyfél a jelen Szerződés aláírásától számított 30 napon belül köteles:

4.11. The Customer shall, within thirty days of the signing hereof, hand over to the Bank:

4.11.1.  a Banknak átadni azon dokumentumokat, amellyel igazolja, hogy a Biztosítékul szolgáló ingó, illetve ingatlan vagyontárgyak teljes értékben, a Bank által megkövetelt káreseményekre kiterjedően biztosítva vannak, és

4.11.1. the documents which verify that the movable property items or real estate serving as Collateral have been insured to their full value, with coverage extending to the damage events required by the Bank, and

4.11.2. a Biztosító által aláírt „Fedezetigazolás Nyilatkozat Hitelbiztosítéki Záradék Bejegyzéséről” elnevezésű dokumentumot a Bank rendelkezésére bocsátani, mely szerint a biztosítási szerződés alapján nyújtott szolgáltatás és járulékai erejéig a Bank javára hitelbiztosítéki záradék került bejegyzésre.

4.11.2. the document entitled “Coverage Certificate Declaration Regarding the Registration of Credit Collateral Clause” signed by the insurer which verifies that a credit coverage clause has been registered for the Bank up to the amount of the insurance service provided on the basis of the insurance contract and the incidental charges thereon.

4.12. Az Ügyfél köteles a Banknak átadni a Biztosítékul szolgáló vagyontárgyak biztosítási díjának megfizetését igazoló bizonylat másolatát minden befizetést követő 5 napon belül.

4.12. The Customer shall hand over to the Bank copies of the certificates verifying the payment of the insurance premiums of the property items serving as Collateral within 5 days of each payment.

4.13. Ügyfél kötelezettséget vállal arra, hogy jelen Szerződés aláírását követő 60 napon belül intézkedik az illetékes földhivatalnál, hogy a Rétság, Belterület 1010 helyrajzi számon nyilvántartott ingatlanon a legutolsó ütemben elkészült két épületrész az ingatlany- nyilvántartásban feltüntetésre kerüljön, melyet a Banknak hitelt érdemlően igazol.

4.13. The Customer undertakes to provide within 60 days following the signing of this Contract that the land registry authority registers the two buildings parts finished in the last phase on the property under top. lot no. 1010 in Rétság, and to evidence this to the Bank.

Aláírók kézjegye:/ Signatures of signatories	25 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

4.14. Az Ügyfél kötelezettséget vállal arra, hogy jelen Szerződés aláírását követő 15 napon belül benyújtja az anyavállalattal (ARC GROUP Worldwide, Inc. (székhelye: US-80504 Colorado, Longmont, County Road 20 7040, nyilvántartási száma: 979224-0142, a továbbiakban ARC GROUP Worldwide, Inc. vagy anyavállalat) kötött kölcsönszerződést, vagy annak módosítása esetén a szerződésmódosítást annak aláírását követő 15 napon belül.

4.14. Within 15 days of the signing this Contract the Customer shall deliver to the Bank the loan agreements concluded with the Customer’s parent company (ARC GROUP Worldwide, Inc. (head office: US-80504 Colorado, Longmont, County Road 20 7040, registration No.: 9792240142, hereinafter referred to as the ”ARC GROUP Worldwide, Inc.” or parent company) or in the case of amending such loan agreements, the amendments within 15 days of singning.

5.      Szerződésszegési okok az ASZF-ben foglaltakon túl:

5.      Circumstances qualifying as breaches in addition to those set forth in the GTC:

5.1.    Amennyiben a Hitelprogrammal kapcsolatos - 3. pontban hivatkozott - bármely kizáró ok merül fel.

5.1.   If any of the disqualifying circumstances referred to in Section 3 emerges in connection with the Credit Programme.

5.2.  Amennyiben az Eximbank az Ügyfelet kizárja a Hitelprogramból.

5.2.  If Eximbank disqualifies the Customer from the Credit Programme.

5.3.   Az Ügyfél a Bank előzetes írásbeli hozzájárulása nélkül elengedi az anyavállalatának nyújtott kölcsönt, illetve további kölcsönt nyújt az anyavállalatának vagy más csoporttagjának a már kintlévő és még nyújtandó 3.000.000,- EUR összegű kölcsönön túl.

5.3.  The Customer cancels the loan provided to its parent company witout prior written consent received from the Bank, or provides another loan to its parent company or any other member of its group over the loan already provided or to be provided in the amount of EUR 3.000.000,-.

5.4.  A Bank előzetes, írásbeli hozzájárulása nélkül az Ügyfél adózás előtti eredmény eredményének 50%-át meghaladjó mértékben az Ügyfél tulajdonosai számára a jelen Szerződés fennállása alatt osztalék, osztalékelőleg kerül megállapításra, kifizetésre, amelyet nem az Ügyfél és az ARC GROUP Worldwide, Inc. között létrejött kölcsönszerzés alapján fennálló tartozás törlesztésére fordítanak.

5.4.   If the Customer, without prior written consent received from the Bank, determines and/or pays to its owners a dividend or dividend advance which exceeds 50% of the Customer’s earnings before taxes at any time during the term of the Contract, which dividend or dividend advance is not used for the repayment of the debt arising from the loan agreement between the Customer and ARC GROUP Worldwide, Inc..

6.     Biztosítékok

6.     Collateral

6.1.  A Szerződés Biztosítékául az alábbi Biztosítékok szolgál(nak):

6.1. The following item(s) of Collateral serve(s) to secure the present Contract:

6.1.1.   Jelzálogjog ingatlanon a jelzálogszerződésben foglaltak szerint. (Jelzálogszerződés száma: 16R00095/W08831/ING, Ingatlan hrsz: Rétság, Belterület 1010 hrsz.)

6.1.1.  Mortgage right established on property as set forth in the Mortgage Contract (number of mortgage contract: 16R00095/W08831/ING, Topographical lot No. Rétság, Corporated area 1010)

6.1.2. Jelzálogjog ingóságon a jelzálogszerződésben foglaltak szerint (Jelzálogszerződés száma: 16R00096/W08831/IN)

6.1.2.   Mortgage right established on movable property as set forth in the Mortgage Contract (number of mortgage contract: 16R00096/W08831/IN)

6.2.  A Biztosítékra vonatkozó valamennyi szerződés a jelen Szerződés elválaszthatatlan mellékletét képezi.

6.2.  All contracts relating to the Collateral shall constitute inseparable appendices to the present Contract.

Aláírók kézjegye:/ Signatures of signatories	26 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

7.      Értesítések

7.      Notices

7.1.    A jelen Szerződéssel kapcsolatos értesítéseket a Felek az alábbi értesítési címekre kötelesek egymás részére megküldeni:

7.1.   The Parties shall send their notices related to the present Contract to the following correspondence addresses:

7.2.  A Felek jogosultak a fentiekben meghatározott értesítési címeket/kapcsolattartókat cégszerűen

Az Ügyfél részére / For the Customer: Értesítési cím / Correspondence address: 2651 Rétság, Ipari park 5. Szervezeti egység / Organisational unit: -

A Bank részére / For the Bank:

Értesítési cím / Correspondence address: 1933 Budapest

Szervezeti egység / Organisational unit: KKV Igazgatóság, Budapesti Régió, Hazai Nagyvállalatok és Nemzetközi Ügyfelek Osztálya / SME Directorate, Budapest Region, International Desk

Telefon / Telephone: +36-35/551-032 Telefax / Fax: +36-35/551-090 Kapcsolattartó személy / Contact person: Kelemen Adrienn

Telefon / Telephone: +36-35/551 -032 Telefax / Fax: +36-35/551-090 E-mail: akelemen@aftmim.com

Telefon / Telephone: +36-1/268-4015 Telefax / Fax: +36-1/268-4452 Kapcsolattartó személy / Contact person: Füle Béla

Telefon / Telephone: +36-1/268-4015 Telefax / Fax: +36-1/268-4452 E-mail: bela.fule@erstebank.hu aláírt nyilatkozatban megváltoztatni vagy kiegészíteni.

7.2.   The Parties shall be entitled to change or supplement their correspondence addresses/contact persons identified above by way of a properly signed declaration.

8.      Egyéb rendelkezések, értesítések

8.      Other provisions, notices

A fentieken, valamint az ÁSZF-ben meghatározottakon túlmenően vagy azoktól eltérően a Felek az alábbiakban állapodnak meg:

In addition to or in departure from the provisions set forth in the GTC, the Parties hereby agree as follows.

8.1.  Az Ügyfél a jelen Szerződés aláírásával visszavonhatatlanul felhatalmazza a Bankot arra, hogy külön, eltérő rendelkezése hiányában a jelen Szerződésből eredő kötelezettségei teljesítéséhez a szükséges devizakonverziókat automatikusan elvégezze.

8.1.  By signing the present Contract, the Customer hereby irrevocably authorises the Bank to automatically effect any currency conversions that may be necessary for the fulfilment of its obligations arising from the present Contract in the absence of its specific instruction otherwise.

8.2.   A jelen Szerződésben nevesített, de nem definiált árfolyamok vonatkozásában a mindenkor hatályos Hirdetmény meghatározásai az irányadóak.

8.2.  The exchange rates referred to but not defined in the present Contract shall be governed by the definitions of the Announcement as in force.

8.3.  Az Ügyfél a jelen Szerződés aláírásával megerősíti, hogy a Bank felhívta a figyelmét arra, hogy a jelen Szerződés alapján igénybe vett EUR devizanemben nyilvántartott tartozásának értéke - a forint értékhez képest - igen rövid idő alatt, akár jelentős mértékben csökkenhet, illetve növekedhet. Az Ügyfél a fentiek ismeretében visszavonhatatlanul nyilatkozik, hogy a devizakölcsön igénybevételével kapcsolatos, továbbá a más devizanemre történő átváltásból adódó kockázatokkal, az esetlegesen keletkező árfolyamnyereség, illetve árfolyamveszteség lehetőségével tisztában van, azokat vállalja, azokból eredő esetleges kárát a Bankkal szemben nem érvényesítheti.

8.3.  By signing the present Contract, the Customer hereby confirms that the Bank drew its attention to the fact that the vale of its debt drawn on the basis of the present Contract and recorded in EUR

Aláírók kézjegye:/ Signatures of signatories	27 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

may, compared with the HUF value, significantly decrease or increase within a very short time. In the light of this, the Customer hereby irrevocably declares that it is fully aware of and undertakes the risks related to loans denominated in foreign currencies and conversion into other currencies as well as the possible emergence of capital gains or losses, and accepts that it may not enforce any of its losses that may arise therefrom against the Bank.

8.4.  Az Ügyfél tudomásul veszi, hogy a Végső Lejárat Napjáig a Bank - a Hitelkeret kihasználtságnak vizsgálata céljából - hetente, a hét első Banki Munkanapján, a Bank által a vizsgálat időpontjában utoljára jegyzett érvényes Banki Kereskedelmi Középárfolyam segítségével megállapítja a lehívott kölcsön(ök) teljes összegének forintértékét és azt a Kockázatvállalási Limit forint összegéhez viszonyítja. A Bank fenntartja a jogot, hogy újabb lehívás, valamint jelentős árfolyamváltozás esetén is megállapítsa a már lehívott kölcsön(ök) teljes forintösszegét.

8.4.  The Customer hereby accepts that the Bank shall establish the HUF value of the full sum of the loan(s) drawn with weekly regularity, on the first Bank Business Day of the week, until the Final Maturity Day, for the purpose of determining the drawdown rate of the Credit Line, at the Bank’s Commercial Mean Rate last quoted by the Bank at the time of the determination thereof, and shall compare the same to the HUF amount of the Risk Limit. The Bank reserves the right to establish the HUF value of the total already drawn loan(s) also in the event of another drawdown and significant exchange rate fluctuations.

8.5.  Felek megállapodnak abban, hogy amennyiben az Eximbank, a Bank a Származékos Kölcsön forrását igénybe venni célzó Lehívási Értesítőjét elutasítja, úgy az elutasítás Bank általi kézhezvételét követő Munkanapon jelen Szerződés megszűnik.

8.5.  The Parties hereby agree that if Eximbank refuses the Bank’s Drawdown Notice submitted in regard to Derivative Loan funding, the present Contract shall cease on the Business Day following the receipt of such refusal by the Bank.

8.6.  Az Ügyfél ezúton felhatalmazza a Bankot, hogy a jelen Szerződéssel kapcsolatos banktitkot képző adatait (beleértve különösen a jelen Szerződés tartalmát) az Eximbank részére valamint a Származékos Kölcsön forrása felhasználásának ellenőrzésére feljogosított szervezetek részére átadja, illetve továbbítsa.

8.6.  The Customer hereby authorises the Bank to disclose and/or to forward its data related to the present Contract constituting bank secrets (including in particular, the contents of the present Contract) to Eximbank as well as to the organisations authorised to verify the utilisation of Derivative Loan funding.

8.7.  Az Ügyfél tudomásul veszi, hogy

-     az EIB Hitelszerződés alapján az EIB kedvezményes árazású forrást biztosít az Eximbank számára, amely, többek között, a Bank és az Eximbank között létrejött Refinanszírozási Hitelkeretszerződés alapján folyósított Refinanszírozás kölcsönök közvetlen finanszírozására szolgál, amely így közvetve biztosít lehetőséget arra, hogy az Ügyfél kedvezményes kölcsönhöz jusson a Származékos Kölcsönszerződésben foglaltak szerint, valamint hogy

-     az Eximbankot az EIB Hitelszerződés alapján az Ügyfélre vonatkozó információ és adatszolgáltatási kötelezettség terhelheti az Európai Unió kötelezően alkalmazandó jogszabályaival összhangban, és amely adatszolgáltatáshoz az Ügyfél ezúton kifejezetten hozzájárul, valamint hogy

-     amennyiben Ügyfél megsértette a Szerződés (értelemszerűen ideértve annak mellékleteit is) szereplő kötelezettségek bármelyikét vagy valamely tájékoztatási kötelezettség nyomán az Ügyfél tájékoztatást nyújt a Bank számára, úgy az Eximbankot ennek megtörténtéről értesíteni jogosult a Bank, valamint hogy

-     a CEB Hitelszerződés alapján a CEB kedvezményes árazású forrást biztosít az Eximbank számára, amely, többek között, a Bank és az Eximbank között létrejött Refinanszírozási Hitelkeretszerződés alapján folyósított Refinanszírozás kölcsönök közvetlen finanszírozására szolgál, valamint közvetve lehetőséget biztosít arra, hogy az Ügyfél kedvezményes kölcsönhöz jusson a Származékos Kölcsönszerződésben foglaltak szerint, valamint hogy

-     az Eximbankot a CEB Hitelszerződés alapján az Ügyfélre vonatkozó információ és adatszolgáltatási kötelezettség terhelheti az Európai Unió kötelezően alkalmazandó

Aláírók kézjegye:/ Signatures of signatories	28 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

jogszabályaival összhangban, és amely adatszolgáltatáshoz az Ügyfél ezúton kifejezetten hozzájárul.

8.7.  The Customer hereby accepts that

-     according to the EIB Credit Contract, EIB provides resources for Eximbank on a preferential pricing, of which aim is to finance the Refinancing Loans disbursed due to the Refinancing Credit Facility concluded between the Bank and Eximbank directly and which means an indirect possibility for the Customer to receive preferential loans according to the Derivative Loan Contract; and

-     in compliance with the compulsorily applicable legislation of the European Union, according to the EIB Credit Contract, Eximbank may be have obligation to provide information and data regarding the Customer, to which the Customer hereby expressly gives consent; and

-     in case the Customer fails to fulfil any of its obligation specified in the present Contract (or its appendices) or due to any disclosure obligation the Customer provides information to the Bank, the Bank may inform Eximbank about such fact;

-     according to the CEB Credit Contract, CEB provides resources for Eximbank on a preferential pricing, of which aim is to finance the Refinancing Loans disbursed due to the Refinancing Credit Facility concluded between the Bank and Eximbank directly and which means an indirect possibility for the Customer to receive preferential loans according to the Derivative Loan Contract; and

-     in compliance with the compulsorily applicable legislation of the European Union, according to the EIB Credit Contract, Eximbank may be have obligation to provide information and data regarding the Customer, to which the Customer hereby expressly gives consent;

8.8.  Az Ügyfél a jelen Szerződés aláírásával felhatalmazza a Bankot, hogy amennyiben az Ügyfél a Szerződésben vállalt, a Biztosítékok biztosítási díjának megfizetésére vonatkozó kötelezettségét nem teljesíti, a Bank a Biztosítékok biztosításának díját korlátozás nélkül az Ügyfél Banknál vezetett 11600006-00000000-73072458, 11600006-00000000-73072496, 11600006-0000000073072537 számú Bankszámlája, valamint az Ügyfél Banknál a későbbiekben nyitandó bármely További Bankszámlája terhére, a Bank 11600006-00000000-11409843 számú bankszámlája javára, beszedési megbízással beszedje. A jelen pontban foglalt felhatalmazást a Bank a jelen Szerződés aláírásával fogadja el és veszi nyilvántartásba. A felhatalmazás akkor jár le, amikor az Ügyfél Szerződésből származó tartozása megszűnt, és ilyen tartozása nem is keletkezhet a Bank felé. Az Ügyfél kifejezetten tudomásul veszi, hogy a Szerződés hatálya alatt a felhatalmazás nem vonható vissza csak abban az esetben, ha ahhoz a Bank kifejezetten hozzájárul. Fedezethiány esetén a Bank jogosult követelését a jogszabályban meghatározott maximális időtartamig sorban állítani.

8.8.  By signing the present Contract, the Customer hereby authorises the Bank to collect the insurance premiums of the collateral, without any restriction, by way of a collection order, to the debit of its Bank Account No. 11600006-00000000-73072458, 11600006-00000000-73072496, 11600006-00000000-73072537 kept with the Bank or to the debit of any Further Bank Accounts to be opened with the Bank at any time in the future, to the credit of the Bank’s bank account No. 11600006-00000000-11409843 if the Customer fails to meet its obligation undertaken in the Contract to pay the insurance premiums of the collateral. The Bank shall accept and register the authorisation granted in this clause upon the signing of the present Contract. This authorisation shall expire when the Customer’s debt arising from the Agreement has been fully paid and the Customer can incur no further debts towards the Bank. The Customer hereby expressly accepts that the authorisation may not be revoked at any time during the term of validity of the Agreement unless the Bank expressly consents thereto. In the case of a shortage of funds, the Bank shall be entitled to queue its claims for the maximum term determined by law.

8.9.   A Felek megállapodnak, hogy az ÁSZF I. 8.4., I. 9.9., I. 11.1.6., I.11.1.12., I. 11.1.22., valamint 1.12.2.3. pontjai azzal az eltéréssel kerülnek alkalmazásra, hogy

8.9.  The Parties hereby agree that Clauses I. 8.4., I. 9.9., I. 11.1.6., I. 11.1.12, I. 11.1.22. and I. 12.2.3. of the GTC will govern subject to the departure that

I.  8.4.

„A fenti feltételek bármelyikének bekövetkezte esetén - abban az esetben is, ha a követelés még nem esedékes - a Bank jogosult eldönteni, mely esetekben igényel pótfedezetet. Ha a Bank pótfedezetet igényel, úgy írásban felszólítja az Ügyfelet, hogy 30 (harminc) naptári napon belül

Aláírók kézjegye:/ Signatures of signatories	29 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

gondoskodjon a Bank számára elfogadható pótfedezetről és a pótfedezetre vonatkozó Biztosítéki Szerződést az Ügyfél vagy a Biztosítékot Nyújtó a Bankkal kösse meg, illetve biztosítékul szolgáló jognyilatkozatot az Ügyfél vagy a Biztosítékot Nyújtó tegye meg és a pótfedezetet álljon a Bank rendelkezésére. Súlyos szerződésszegésnek minősül, ha az Ügyfél írásbeli felszólításra 30 (harminc) naptári napon belül nem gondoskodik - a Bank számára elfogadható - pótfedezetről.

In the event of the occurrence of any of the events above, even if the liability is not due yet, the Bank shall be entitled to determine in which cases it requires the Customer to supply additional security. If the Bank requires additional security, it shall call upon the Customer in writing to supply additional security acceptable for the Bank within 30 (thirty) calendar days and shall call upon the Customer or the Collateral Provider to enter into a Security Agreement with the Bank with respect to such additional security or to make a legally binding declaration serving as security and to place the additional security at the Bank’s disposal. It shall constitute a gross breach of contract if, in response to a written notice, the Customer fails to provide additional security acceptable for the Bank within 30 (thirty) calendar days. ”

I. 9.9.

„Amennyiben az Ügyfél által devizában lehívott hitelösszeg a Hirdetményben megjelölt Banki Kereskedelmi Középárfolyamon átszámított forintértéke legalább 10 (tíz) Banki Munkanapon keresztül meghaladja a Szerződésben forintban meghatározott Kockázatvállalási Limit összegét, vagy az Ügyfél által devizában lehívott hitelösszeg Banki Kereskedelmi Középárfolyammal illetve az ezekből képzett keresztárfolyammal a Szerződés devizanemére átszámított értéke tartósan, legalább 10 (tíz) Banki Munkanapon keresztül meghaladja a Szerződés szerinti hitelösszeget, úgy az Ügyfél a Bank írásbeli felhívására köteles a felhívás kézhezvételét követő 5 (öt) Banki Munkanapon belül a hiteltartozás Kockázatvállalási Limitet, illetve a Szerződés szerinti hitelösszeget meghaladó összegét a Bank részére előtörleszteni (kötelező előtörlesztés). Az előtörlesztés elszámolására az ÁSZF I. Általános Rendelkezések. 6.8. pontja az irányadó. Amennyiben az Ügyfél ezen kötelezettségének nem tesz eleget, úgy a Bank jogosult saját választása szerint

-   az ÁSZF I. Általános Rendelkezések 8.2. pontja szerint elfogadható pótfedezetet követelni és/vagy

-   az ÁSZF I. Általános Rendelkezések 6.4., 6.5., és 6.6. pontjaiban foglaltaknak megfelelően eljárni, amennyiben pedig ezen eljárás sikertelen, úgy az Ügyfél ezen súlyos szerződésszegése alapján a Bank jogosult az Ügyféllel megkötött Szerződés(eke)t azonnali hatállyal felmondani és/vagy

-   az ÁSZF I. Általános Rendelkezések 9.11. pontja szerint Kényszerforintosítást végezni.

If the HUF equivalent of the amount drawn by the Customer in a foreign currency converted at the Bank’s Commercial Mean Rate indicated in the Announcement exceeds the amount of the Risk Limit determined in HUF in the Agreement for a minimum period of 10 (ten) Banking Days or the value of the amount drawn by the Customer in a foreign currency converted at the Bank’s Commercial Mean Rate or a cross rate determined on the basis thereof into the currency of the Agreement, exceeds the credit amount under the Agreement on a long-term basis, for at least 10 (ten) Banking Days, the Customer shall, upon the Bank’s written notice, prepay the amount of the credit debt in excess of the Risk Limit or the credit amount under the Agreement within 5 (five) Banking Days of the receipt of the notice (mandatory prepayment). The settlement of any prepayment shall be governed by Clause 6.8 of Part I (General Provisions) of the GTC. If the Customer fails to meet this obligation, the Bank shall be entitled, at its discretion, - to demand additional security acceptable under Clause 8.6 of Part I (General Provisions) of the GTC and/or - to proceed in accordance with the provisions set forth in Clauses 6.4, 6.5 and 6.6 of Part I (General Provisions) of the GTC, and if this procedure proves to be unsuccessful, based on the Customer’s gross breach of contract, the Bank shall be entitled to terminate the Agreement(s) entered into with the Customer with immediate effect and/or - to perform Forced HUF Conversion as set forth in Clause 9.11 of Part I (General Provisions) of the GTC."

Aláírók kézjegye:/ Signatures of signatories	30 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

I. 11.1.6.

„Az Ügyfél a Nyilatkozat Egyéb Bankszámlákról, Fennálló Hitelek Listájáról és Terhek Listájáról elnevezésű dokumentum kitöltésével tájékoztatja a Bankot a bármely vagyonán, a Szerződés aláírásakor már fennálló terhekről. Amennyiben az Ügyfél a Szerződés megkötését követően vagyonát, vagy annak bármely részét harmadik személy részére biztosítékul kívánja lekötni vagy harmadik személy részére biztosítékot kíván nyújtani (pl. kezesség), köteles a Bankot előzetesen írásban tájékoztatni.

By completing the Declaration on Other Bank Accounts, the List of Outstanding Loans and the List of Encumbrances), the Customer shall inform the Bank of the encumbrances existing on any of its assets at the time of the signing of the Agreement. If, at any time subsequent to the conclusion of the Agreement, the Customer wishes to tie up its assets or any part thereof as security for a third party or intends to provide security for a third party (e.g. suretyship), it shall obtain the Bank’s prior written notification."

I. 11.1.12.

„Az Ügyfél 3 (három) Banki Munkanapon belül értesíti a Bankot, ha:

a) a saját gazdálkodásában, gazdasági helyzetében a kötelezettségei teljesítését befolyásoló negatív változás következik be, illetve amennyiben máshol fennálló bármely fizetési kötelezettségének, különösen köztartozás fizetési kötelezettségének határidőben nem tett eleget, továbbá

b) konszolidált beszámoló készítésére kötelezett Ügyfél esetén az Ügyfél Anyavállalata(i) és/vagy Leányvállalata(i) gazdálkodásában, gazdasági helyzetében az Ügyfél kötelezettségének teljesítését befolyásoló negatív változás következik be, illetve amennyiben az Ügyfél Anyavállalata(i) és/vagy Leányvállalata(i) máshol fennálló bármely fizetési kötelezettségüknek, különösen köztartozás fizetési kötelezettségüknek határidőben nem tettek eleget, továbbá

c) Ügyfélcsoportba tartozó Ügyfél esetén az Ügyfélcsoportba tartozó (természetes, jogi és egyéb) személyek gazdálkodásában, gazdasági helyzetében az Ügyfél kötelezettségeinek teljesítését befolyásoló negatív változás következik be, illetve amennyiben az Ügyfélcsoportba tartozó (természetes, jogi és egyéb) személyek a máshol fennálló bármely fizetési kötelezettségüknek, különösen köztartozás fizetési kötelezettségüknek, határidőben nem tettek. eleget, továbbá

az Ügyfelet ugyanezen értesítési kötelezettség terheli abban az esetben is, ha tudomására jut, hogy a fenti események a Biztosítékot Nyújtó vonatkozásában merültek fel.

A fentiek tekintetében negatív változás alatt a Felek az Ügyfél éves árbevételének 30%-os csökkenését értik.

The Customer shall, within 3 (three) Banking Days, notify the Bank if

(a) there is a negative change affecting the fulfilment of its obligations in its own operations and business situation or if it failed to meet any payment obligations towards third parties, in particular, payment obligation to discharge any public debts, by the due date;

(b) in the event of a Customer that is obliged to make a consolidated report there is a negative change affecting the fulfilment of the Customer’s obligations in the operations and business situation of its Parent Company/ies and/or Subsidiary/ies or if its Parent Company/ies and/or Subsidiary/ies failed to meet any payment obligations towards third parties, in particular, payment obligation to discharge any public debts, by the due date; and

(c) in the event of a Customer that is part of a Group of Connected Customers there is a negative change affecting the fulfilment of the Customer’s obligations in the operations and business situation of (legal or other) entities and private individuals belonging to the Group of Connected Customers or if (legal or other) entities and private individuals belonging to the Group of Connected Customers failed to meet any payment obligations towards third parties, in particular, payment obligation to discharge any public debts, by the due date; and

The same obligation of notification shall also be imposed on the Customer if it comes to its attention that the above events have occurred in respect of the Collateral Provider.

Negative change occurs in the case the Customer’s annual net sales revenue decrease with 30%.

Aláírók kézjegye:/ Signatures of signatories	31 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

I. 11.1.22.

„Az Ügyfél kötelezettséget vállal arra, hogy főtevékenységét (fémgyártáshoz kapcsolódó valamennyi tevékenység) a Bank előzetes írásbeli engedélye nélkül nem változtatja meg. Az Ügyfél kötelezettséget vállal, hogy ezen kötelezettségvállalásról a tulajdonosait írásban tájékoztatja.

The Customer undertakes not to change its main business activity (business activity in connection with metal fabrication) without the prior written consent of the Bank. The Customer undertakes to notify its owners of this undertaking in writing."

I. 12.2.3.

„amennyiben az Ügyfél esedékességtől számított 5 banki munkanapon belül valamely olyan összeget elmulaszt megfizetni a Banknak, amely a Szerződés alapján fizetendő The Customer fails to pay the Bank a sum which is payable under the Agreement within 5 (five) Banking Days after the due date. ”

8.10. A Felek megállapodnak, hogy az ÁSZF I. 8.3.3., I. 11.1.7., I. 11.1.8., valamint I. 11.1.17. pontjai a jelen Szerződés vonatkozásában nem kerülnek alkalmazásra.

8.10. The Parties hereby agree that Clauses I. 8.3.3., I. 11.1.7., I. 11.1.8. and I. 11.1.17. of the GTC will not govern the present Contract.

8.11. A Felek kifejezetten megállapodnak, hogy a  Ptk. 6:25 § (1) bekezdésében írt tényeken kívül az elévülést az egymásnak küldött, a teljesítésre irányuló írásbeli felszólítás is megszakítja. Az elévülés megszakadása után az elévülés újra kezdődik.

8.11. The Parties expressly agree that, in addition to the facts described in Section 6:25 (1) of the Civil Code, a written notice sent to each other with the purpose of performance will interrupt limitation. Limitation will recommence following such interruption.

8.12. Felek megállapodnak abban, hogy minden olyan szokás vagy gyakorlat, amelyet a Felek a korábbi üzleti kapcsolatukban egymás között kialakítottak, valamint a jelen szerződés tárgyának megfelelő üzletágban - a jelen szerződéssel, vagy hasonló jellegű szerződésekkel kapcsolatban - széles körben ismert és rendszeresen alkalmazott szokás vagy gyakorlat nem válik a jelen Szerződés tartalmává.

8.12. The Parties hereby agree that all customs or practices which the Parties have developed between themselves during the course of former business relations and any custom or practice widely known and regularly applied in the line of business corresponding to the subject-matter of the present Contract or in connection with the present Contract or similar contracts shall not become part of the present Contract.

8.13. A jelen Szerződés -  ideértve az annak részét képező ÁSZF, Üzletszabályzat és Hirdetmény rendelkezéseit - a benne foglalt jogügylet illetőleg szolgáltatás valamennyi feltételét tartalmazza, így a Felek között korábban létrejött valamennyi, a jelen Szerződésben foglalt jogügyletet illetőleg szolgáltatást érintő megállapodás - így különösen bármely levelezés, illetőleg írásbeli kommunikáció - hatályát veszti.

8.13. The present Agreement, including the provisions of the GTC, the Business Rules and the Announcement forming part hereof, contains the totality of the terms and conditions of the legal transactions and/or services contemplated herein, and therefore all agreements entered into by and between the Parties previously with respect to the legal transactions and/or services contemplated herein - with special regard to any correspondence and written communication - shall cease to have effect.

8.14. A Felek megállapodnak, hogy az ÁSZF I. 11.1.23. pontja a jelen Szerződés vonatkozásában az alábbi eltéréssel kerül alkalmazásra:

Az Ügyfél kötelezettséget vállal arra, hogy a Bank előzetes írásbeli engedélye nélkül tulajdonosi részesedését, tulajdonosi szerkezetét, nem változtatja meg, ideértve a tulajdonosi részesedés terhelését, a szervezeti forma megváltozását, átalakulást, egyesülést (összeolvadást, beolvadást), szétválást (különválást, kiválást) illetve másfajta részesedés szerzését is. Amennyiben az Ügyfél tulajdonosi szerkezetét úgy változtatja meg, hogy az új tulajdonos cégcsoporton belüli személy, úgy elegendő a Bank előzetes írásbeli tájékoztatása. Az Ügyfél kötelezettséget vállal, hogy ezen kötelezettségvállalásról a tulajdonosait írásban tájékoztatja.

8.14. The Parties hereby agree that Clause I. 11.1.23 of the GTC shall govern subject to the departure below:

Aláírók kézjegye:/ Signatures of signatories	32 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

The Customer undertakes not to change its ownership interest or ownership structure without the prior written consent of the Bank, including encumbrances over the ownership interests, any change in the organisational form, restructuring, merger (fusion, amalgamation), demerger (split- off, exit) or acquisition of any other kind of interest. If the Customer changes its ownership structure, provided that the new owner is a member of the corporate group of the Customer it is sufficient to send prior written information to the Bank. The Customer undertakes to notify its owners of this undertaking in writing.

9.     Fogalmak

9.    Definitions

„Beszállító” azon Ügyfél, aki megfelel a 3.1.(a)-(d) pontban meghatározott feltételeknek, valamint akivel szemben a 3.2. (a)-(c) és a 3.2. (e)-(i) pontban meghatározott feltételek nem állnak fenn, és aki Beszállítói Ügyletet valósít meg.

“Supplier”: a Customer who satisfies the conditions defined in 3.1.(a)-(d) and in respect of whom the circumstances defined in 3.2. (a)-(c) and 3.2. (e)-(i) do not exist and who further implements a Supplier Transaction.

„Beszállítói Ügylet” olyan magyar árukat és/vagy szolgáltatásokat exportáló devizabelföldi gazdálkodó szervezet és a Beszállító között létrejött olyan szerződés, amelynek tárgya az exportáló devizabelföldi gazdálkodó szervezet és a devizakülföldi gazdálkodó szervezet között létrejött, magyar áruk vagy szolgáltatások exportjára irányuló szerződésben foglalt kötelezettség teljesítéséhez szükséges áruszállítás vagy szolgáltatás-nyújtás.

“Supplier Transaction”: a contract entered into by and between a resident business organisation exporting Hungarian goods and/or services and the Supplier, the subject-matter of which is the supply of goods or the provision of services necessary for the fulfilment of the obligations laid down in a contract entered into by and between the exporter resident business organisation and a non-resident business organisation for the exportation of Hungarian goods or services.

„CEB” az Európa Tanács Fejlesztési Bankja.

„CEB”: is the Council of Europe Development Bank.

„CEB Hitelszerződés”  Eximbank és a CEB között létrejött hitelkeret-szerződés, amely alapján a CEB kedvezményes forrás igénybevételének lehetőségét biztosítja az Eximbank számára a Szerződésben meghatározott feltételeknek megfelelő, 5 M EUR (azaz ötmillió euro) összeget meg nem haladó Első Származékos Kölcsönszerződéssel finanszírozott azon Ügyfeleknek, akik a kis- és középvállalkozásokról, fejlődésük támogatásáról szóló 2004. évi XXXIV. törvény vonatkozó rendelkezései értelmében KKV-nak minősülnek.

„CEB Credit Contract”: a credit facility agreement concluded between Eximbank and CEB, according to which CEB provides preferential resources to Eximbank and to Customers which - according to the Act XXXIV of 2004 on small and medium-sized enterprises and the support of such enterprises - may be regarded as small and medium-sized enterprises and which are financed by First Derivative Loan Contract and which fulfil the conditions of the present Contract and in a sum not more than EUR 5 M (say five million euros).

„CIRR”  az OECD Megállapodás szerint megállapított és az OECD Titkársága által közétett, 2-5 éves futamidejű fix kamatozású hitelekre alkalmazandó kereskedelmi referencia kamatláb (Commercial Interest Reference Rate).

„CIRR”: Commercial Interest Reference Rate established by the OECD Agreement and published by the Secretary of the OECD, that is applicable to credit facilities with a term of 2-5 years and with a fix interest.

„EIB” az Európai Beruházási Bank.

„EIB”: is the European Investment Bank.

„EIB Hitelszerződés” az Eximbank és az EIB között létrejött hitelkeretszerződés, amely alapján az EIB kedvezményes forrás igénybevételének lehetőségét biztosítja az Eximbank számára a Refinanszírozási Hitelkeretszerződésben meghatározott feltételeknek megfelelő ügyfelek esetében.

Aláírók kézjegye:/ Signatures of signatories	33 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

„EIB Credit Contract”: a credit facility agreement concluded between Eximbank and EIB, according to which EIB provides preferential resources to Eximbank in case of Customers which fulfil the conditions of the Refinancing Credit Facility.

„Finanszírozott Beszállítói Ügylet” az adott Származékos Kölcsönszerződés alapjául szolgáló olyan Beszállítói Ügylet(ek), amely nem tartozik (tartoznak) a 3.3. pontban (Hitelprogramból kizárt ügyletek) meghatározott ügyletek körébe, valamint megfelel(nek) a 4.1.2. vagy a 4.1.3. pontban (Finanszírozható ügylet magyar származása és egyéb elvárások) foglalt feltételeknek.

“Financed Supplier Transaction”: the Supplier Transaction(s) serving as the basis of the given Derivative Loan Contract which does/do not fall within the range of transactions defined in Clause 3.3. (Transactions disqualified from the Short-Term Credit Programme) and satisfies/satisfy the conditions set forth in Clause 4.1.1 or 4.1.3. (Hungarian origin of transactions eligible for financing and other expectations).

„Finanszírozott Exportügylet” olyan a Hitelcél szerinti árutermék termék- vagy szolgáltatás értékesítésre irányuló ügylet(ek), amely(ek) alapján exportárbevételt kerül elszámolásra és amely nem tartozik (tartoznak) a 3.3. pontban (Hitelprogramból kizárt ügyletek) meghatározott ügyletek körébe, valamint megfelel(nek) a 4.1.1. (áruexport) vagy 4.1.3. (szolgáltatásexport) pontban (Finanszírozható exportügyletek magyar származása és egyéb elvárások) foglalt feltételeknek

“Financed Export Transaction”: a transaction aimed at the sale of products or services corresponding to the Facility Purpose, on the basis of which export sales revenues are accounted for, which do not fall within the range of transactions defined in Clause 3.3 (Transactions disqualified from the Short-Term Credit Programme) and which satisfy the conditions set forth in Clause 4.1.1 (exportation of goods) or Clause 4.1.3 (exportation of services) (Hungarian origin of transactions eligible for financing and other expectations).

„Finanszírozható Exportügylet” jelenti Finanszírozott Exportügylet és/vagy a Finanszírozott Beszállítói Ügyletet.

“Export Transaction Eligible for Financing” denotes the Financed Export Transaction and/or the Financed Supplier Transaction.

„Katonai Berendezés” az Európai Unió közös katonai listáján található, illetve nemzeti érdekből ide sorolt termék vagy szolgáltatás, amennyiben nem minősül az Európai Unió Tanácsának 428/2009/EK rendelete szerint kettős felhasználású terméknek, szolgáltatásnak.

“Military Equipment”: the products or services featured in the Common Military List of the European Union or so classified out of national interest, provided that they do not qualify as dual-use items under Council Regulation 428/2009/EC.

„Lehívási Értesítő”: a Bank által az Eximbanknak benyújtott, a jelen Szerződés alapján folyósítandó Származékos Kölcsön forrását biztosító Refinanszírozási Kölcsön folyósítása iránti kérelem. “Drawdown Notice”: a request submitted by the Bank to Eximbank for the disbursement of a Refinancing Loan that serves as the source of the Derivative Loan to be disbursed on the basis of the present Contract.

„Magyar Származási Bizonyítvány” a Finanszírozott Exportügylet vagy Finanszírozott Beszállítói Ügylet tárgyául szolgáló áru magyar származását igazoló, a 85/1998. (V.6.) Kormányrendelet szerinti illetékes szerv (azaz a Magyar Kereskedelmi és Iparkamara vagy a Magyar Agrár-, Élelmiszergazdasági- és Vidékfejlesztési Kamara illetékes Területi Kamarája) által kibocsátott okirat. “Certificate of Hungarian Origin”: a public deed issued by the competent agency specified in Government Decree No. 85/1998. (V.6.) which verifies the Hungarian origin of the goods constituting the subject-matter of the Financed Export Transaction or Financed Supplier Transaction.

„Mezőgazdasági Termék” az Európai Unió Működéséről szóló szerződés I. számú mellékletében felsorolt mezőgazdasági termékek, kivéve a jelen Szerződés vonatkozó mellékletében (Mezőgazdasági Termék definícióban hivatkozott lista) felsorolt tevékenységek eredményeként előállított árukat és termékeket, valamint a számvitelről szóló 2000. évi C. törvény szerinti azon tenyészállatokat, amelyek a számviteli törvény szerint tárgyi eszköznek minősülnek.

“Agricultural Product”: the agricultural products listed in Annex I to the Treaty on the Functioning of the European Union, not including the goods and products manufactured as a result of the activities listed in the relevant Appendix to the present Contract (List referred to in definition of Agricultural

Aláírók kézjegye:/ Signatures of signatories	34 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

Product) and animals for breeding as defined in Act C of 2000 on Accounting which qualify as tangible assets under the Accounting Act.

„Mérési Időpont” a Refinanszírozási Kölcsön Folyósítási Napjától számított 12 (tizenkettő), 24 (huszonnégy), 36 (harminchat), 48 (negyvennyolc) és - adott esetben - 60 (hatvan) hónapos időszak utolsó napja, valamint a Származékos Kölcsön Végső Lejáratának Napja és a végtörlesztés napja. “Measuring Date”: the last day of the period of 12 (twelve) months reckoned from the Disbursement Day of the Refinancing Loan and the day of the Final Maturity of the Derivative Loan and the day of final amortisation.

„Mérési Időszak” a Refinanszírozási Kölcsön Folyósítási Napjától az azt követő első Mérési Időpontig, illetve az egymást követő Mérési Időpontok között eltelt időszak

“Measuring Period”: the period that extends from the Disbursement Day of the Refinancing Loan to the first Measuring Date thereafter and the period between two consecutive Measuring Dates.

„Munkanap” (EUR) szombat, vasárnap, vagy Magyarországon munkaszüneti napnak minősülő napok kivételével olyan nap, amelyen az Eximbank üzletkötési célból nyitva tart és amelyen az EUR övezet valósidejű bruttó elszámolási rendszere, a TARGET (Trans-European Automated Real-time Gross Settlement Express Transfer System) nyitva tart az EUR-ban történő fizetések elszámolására. “Business Day”: (EUR) a day, other than Saturday, Sunday or any other day that qualifies as a bank holiday in Hungary, on which Eximbank is open for business and on which TARGET, the Trans- European Automated Real-time Gross Settlement Express Transfer System is open for the settlement of payments in EUR.

„OECD”  a Gazdasági Együttműködési és Fejlesztési Szervezet.

„OECD”: is the Organisation for Economic Co-operation and Development.

„OECD Megállapodás” az OECD hivatalosan támogatott exporthitelekről szóló megállapodásának (Arrangement on Officially Supported Export Credits) mindenkor hatályos verziója.

„OECD Agreement” the all-time effective version of the Arrangement on Officially Supported Export Credits.

„Reexport”  olyan külkereskedelmi ügylet, amelynek célja valamely külföldön vásárolt áru harmadik országba - változatlan formában - történő továbbértékesítése.

“Re-exportation”: a foreign trade transaction, the purpose of which is the selling on of goods purchased abroad to a third country in unchanged form.

„Refinanszírozási Kölcsön” az Eximbank által elfogadott Lehívási Értesítő alapján folyósított refinanszírozási forrás összege és amely megegyezik a jelen Szerződés szerint folyósítandó Származékos Kölcsönnel.

“Refinancing Loan”: the sum of refinancing funds disbursed on the basis of a Drawdown Notice approved by Eximbank which is equal to the Derivative Loan to be disbursed under the present Contract.

„Refinanszírozási Kölcsön Folyósításának Napja” az Eximbank által a Bank számára Refinanszírozási Kölcsön rendelkezésre bocsátásának értéknapja.

“Disbursement Day of Refinancing Loan”: the value date of the placement of the Refinancing Loan by Eximbank at the Bank’s disposal.

„Származékos Kölcsön” a jelen Származékos Kölcsönszerződés alapján a Refinanszírozási Kölcsön terhére a Bank által az Ügyfélnek folyósított kölcsönnek az adott időpontban fennálló összege. “Derivative Loan”: the outstanding amount at any given time of the loan disbursed by the Bank to the Customer to the debit of the Refinancing Loan on the basis of the present Derivative Loan Contract.

10.    Általános Szerződési Feltételek

10.    General Terms of Contract

10.1. A jelen Szerződés elválaszthatatlan részét képezik a Bank „Vállalati Hitel-, Kölcsön-, Faktoring és Garancia Ügyletekre vonatkozó Általános Szerződési Feltételei 200 millió forint éves nettó árbevételnél magasabb árbevétellel rendelkező vállalati ügyfelek részére” elnevezésű általános

Aláírók kézjegye:/ Signatures of signatories	35 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

szerződési feltételei (a Szerződés alkalmazásában: ÁSZF). Az ÁSZF-ben foglalt rendelkezések a Felekre nézve kötelezőek, kivéve, ha a Felek írásban a jelen Szerződésben kifejezetten ettől eltérően nem állapodnak meg.

10.1. The Bank’s general terms of contract entitled “General Terms of Contract Regarding Corporate Credit, Loan, Factoring and Guarantee Transactions for Corporate Customers with an Annual Net Sales Revenue in Excess of HUF 200 Million” (for the purposes of the present Contract: “GTC”) constitute an inseparable part of the present Contract. The provisions of the GTC shall be binding upon the Parties unless the Parties expressly agree otherwise in the present Contract in writing.

10.2. Az Ügyfél a Szerződés aláírásával igazolja, hogy átvette, elolvasta, megértette és elfogadja az ÁSZF, továbbá az Üzletszabályzat és a Hirdetmény valamennyi rendelkezését.

10.2. By signing the Contract, the Customer hereby verifies that it took delivery of, read, understood and accepts the totality of the provisions of the GTC, the Business Rules and the Announcement.

10.3. Az Ügyfél a Szerződés aláírásával kifejezetten elismeri, hogy a Bank külön felhívta figyelmét azokra a rendelkezésekre, melyek a szokásos szerződési gyakorlattól, a szerződésekre vonatkozó rendelkezésektől lényegesen, vagy valamely korábban a Felek között alkalmazott kikötéstől eltérnek, ezen rendelkezéseket az Ügyfél a jelen Szerződés aláírásával elfogadja.

10.3. By signing the Contract, the Customer hereby expressly acknowledges that the Bank specifically drew its attention to any provisions herein that may significantly depart from the usual contractual practice, the provisions relating to contracts or a stipulation previously applied by the Parties, and by signing the present Contract, the Customer hereby accepts these provisions.

10.4. Az Ügyfél a Szerződés aláírásával kifejezetten elismeri, hogy a jelen Szerződés alapján igénybevett devizahitel kapcsán különös tekintettel volt az ÁSZF I. 9.9.,9.10., 9.11. és 9.12. pontjaira.

10.4. By signing the Contract, the Customer hereby expressly acknowledges that it paid particular attention to Clauses 9.8, 9.9., 9.10 and 9.11 of the GTC I. in connection with the foreign currency credit requested on the basis of the present Contract.

10.5. A jelen Szerződésben nagy kezdőbetűvel használt fogalmak a Szerződés eltérő meghatározása hiányában az ÁSZF-ben meghatározott jelentéssel bírnak.

10.5. Unless defined otherwise herein, the terms used with capital initials in the present Contract shall have the meanings defined in the GTC.

11.     Kiegészítés a közjegyzői okiratba foglalt szerződésekhez:

11.     Amendment to contracts committed to notarial deed:

Felek rögzítik, hogy a Szerződésnek elválaszthatatlan részét képezi a Bank a Vállalati Üzletágban, a hitel-, kölcsön-, faktoring és garancia ügyletekre alkalmazott Általános Szerződési Feltételei 200 millió forint éves nettó árbevételnél magasabb árbevétellel rendelkező vállalati Ügyfelek részére.

The Parties hereby agree that the Bank’s general terms of contract entitled “General Terms of Contract Regarding Corporate Credit, Loan, Factoring and Guarantee Transactions for Corporate Customers with an Annual Net Sales Revenue in Excess of HUF 200 Million” (hereinafter: GTC), constitute an inseparable part of the present Contract.

A közokiratba foglaláskor hatályos Általános Szerződési Feltételek rendelkezései közül a Felek - figyelemmel az esetleges jövőbeli végrehajtásra az ÁSZF szövegével egyező egyes rendelkezéseket a jelen közjegyzői okirat részévé teszik.

From the provisions of the GTC being in force at the time of the notarization, the Parties hereby stipulate several provisions corresponding with the GTC as part of the present notarial deed, with respect to the incidental future execution.

6.  TÖRLESZTÉS, ES ELOTÖRLESZTES

6.  REPAYMENT AND PREPAYMENT

6.1.   Az Ügyfél a kölcsön összegét és a Díjakat a Szerződésben megjelölt időpontokban vagy határidőkben a megjelölt összegben, mindennemű levonás vagy beszámítás nélkül tartozik visszafizetni.

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Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

6.1.  The Customer shall repay the loan and Fees on the dates or by the deadlines and in the amounts stated in the Agreement without any deduction or set-off.

6.2.  Ha az Ügyfél kölcsön igénybevételi jogával csak részben élt és a kölcsönt több részletben kell visszafizetnie, az igénybe nem vett összeggel - a Szerződés eltérő rendelkezése hiányában - az utolsó törlesztő részlet(ek) csökken(nek).

6.2.  If the Customer only drew upon the loan partially or is required to repay the loan in multiple instalments, unless stipulated otherwise in the Agreement, the last amortisation instalment(s) shall be reduced by the amount not drawn.

6.5.  Az Ügyfél felhatalmazza a Bankot, hogy az Ügyfél Bankszámla, illetve További Bankszámlák vonatkozásában fennálló számlaköveteléseibe külön jognyilatkozat tétele nélkül beszámítsa esedékességkor, vagy azt követőn bármikor a mindenkori fennálló követelését, akként, hogy a Bank az Ügyfél Banknál vezetett bármely Bankszámláját, illetve További Bankszámláját a Szerződés szerint esedékes összeggel jogosult megterhelni az Ügyfél külön rendelkezése nélkül vagy rendelkezése ellenére is. A Bank az Ügyféllel szemben fennálló követelése kielégítése érdekében jogosult a betétet annak lejárata előtt lejáratni és a betét összegét a fennálló követeléseibe beszámítani. A Bank nem felel az olyan kárért vagy költségért, amely a betét lejárat előtti felhasználásából ered.

A Bank az esedékes tartozást az átváltás napján a tranzakció végrehajtását megelőzően legutoljára jegyzett Banki Kereskedelmi Eladási Árfolyam alkalmazásával számítja be. Abban az esetben, ha nem forint, hanem más devizák egymás között árfolyamának alkalmazásával történik a szükséges összeg beszámítása, akkor a Hirdetmény szerinti hiteltörlesztés esetén alkalmazásra kerülő keresztárfolyamot alkalmazza a Bank. Az Ügyfél a fizetési kötelezettségei teljesítése céljából felhatalmazza a Bankot, hogy a Bank a beszámítási jogát - a Bank tévedésének helyesbítését és a hatósági átutalás és átutalási végzés alapján történő fizetési megbízásokat követően, de minden más fizetési megbízást megelőzően - gyakorolja.

6.5.   The Customer hereby authorises the Bank to offset any claim it may have from time to time against the Customer’s positive account balance outstanding on the Bank Account or Further Bank Accounts at the due date or at any time thereafter, without the issuance of a separate legally binding declaration, by debiting the amount due under the Agreement from any of the Customer’s Bank Account or Further Bank Accounts kept with the Bank without the Customer’s specific instruction or in spite of the Customer’s specific instruction. In order to satisfy the Bank’s claim, the Bank may break any deposit before its expiry and set off the amount of the deposit against outstanding claims. The Bank may not be made responsible for any loss or expense arising out of the pre-mature utilisation of the deposit.

On the conversion date the Bank shall set off any due claim it has at the Bank Commercial Selling Rate directly quoted most recently prior to the execution of the transaction. In the event that the necessary amount is set off not in application of HUF exchange rate but the exchange rate between foreign currencies, then the cross rate of exchange applicable in the event of loan repayments under the Announcement shall be applied. For the purpose of meeting its payment obligations, the Customer hereby authorises the Bank to exercise its right of set-off following the correction of any errors on the Bank’s part and following the execution of payment orders on the basis of official transfers and court transfer orders but prior to all other payment orders.

7.     KÉSEDELMES FIZETÉS

7.     LATE PAYMENT

7.2.   Az Ügyfél tudomásul veszi, hogy amennyiben a Szerződésből eredő bármely fizetési kötelezettségének nem tesz határidőben eleget, a Bank a lejárt tartozások után az esedékesség napjától a fizetés lejárt tartozásra történő teljesítésének időpontjáig terjedő időre Késedelmi Kamatot számít fel.

7.2.  The Customer hereby accepts that if it fails to perform any of its payment obligations arising from the Agreement at the due date, the Bank shall charge Default Interest on the overdue liabilities for the period extending from the due date to the payment of the overdue liabilities.

7.3.   A Késedelmi Kamat mértékét -  külön a lejárt tőketartozásra és az egyéb tartozásokra - a Hirdetmény tartalmazza.

7.3.   The rates of Default Interest, separately with respect to any overdue principal and in respect of any other debts, are included in the Announcement.

Aláírók kézjegye:/ Signatures of signatories	37 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

8.     BIZTOSÍTÉKOK

8.     SECURITY

8.3.  Az Ügyfél tudomásul veszi, hogy - a Bank számára elfogadható - pótfedezet nyújtási kötelezettsége keletkezik, ha

8.3.  The Customer hereby accepts that it is obliged to supply additional security acceptable for the Bank if

8.3.1.  a szerződéskötéskor nyújtott Biztosíték megsemmisül, elvész, vagy megrongálódik,

8.3.1. the Security supplied at the time of the conclusion of the Agreement has been destroyed, lost or damaged

8.3.2. a Biztosíték értékében a fennálló tartozáshoz viszonyítva - figyelemmel az árfolyamváltozásra is - a Bank értékelése szerint jelentős értékcsökkenés következik be,

8.3.2.  the value of the Security has decreased considerably in relation to the outstanding liability as evaluated by the Bank, also with regard to any exchange rate fluctuations,

8.3.4. a Bank megítélése szerint az Ügyfél gazdálkodásában vagy pénzügyi helyzetében jelentős romlás következik be,

8.3.4. the Customer's business or financial situation has deteriorated considerably in the Bank’s reasonable opinion,

8.3.5. a Szerződés előírja.

8.3.5. prescribed in the Agreement.

9.     DEVIZÁBAN NYÚJTOTT SZOLGÁLTATÁSOK 9. FOREIGN EXCHANGE SERVICES

9.4.   A Kamatot és a Díjakat az Ügyfél a Szerződésben feltüntetett pénznemben köteles megfizetni.

9.4.  The Customer shall pay the Interest and other Fees in the currency stated in the Agreement.

9.5.  Az Ügyfél a Szolgáltatás összegét a Szerződésben feltüntetett pénznemben köteles visszafizetni.

9.5.  The Customer shall repay the amount of the Service in the currency stated in the Agreement.

9.11. A Bank fenntartja magának a jogot arra, hogy kizárólag az alább meghatározott esetekben és feltételek mellett Kényszerforintosítást végezzen:

9.11. The Bank reserves the right to carry out Forced HUF Conversion solely in the case and under the terms and conditions determined herein below:

9.11.1.   ha az ÁSZF I. Általános Rendelkezések 9.9. pontja szerint az Ügyfélnek előtörlesztési kötelezettsége keletkezik a szerződött hitelösszeg és/vagy Kockázatvállalási Limit 5 Banki Munkanapot meghaladó túllépése miatt, és az Ügyfél ezen előtörlesztési kötelezettségének a Bank erre irányuló felszólításának megérkezésétől számított 30 (harminc) naptári napon belül nem tesz eleget,

9.11.1.  if the Customer incurs an obligation of prepayment under Clause 9.9 of Part I (General Provisions) of the GTC due to the exceeding of the agreed credit amount and/or Risk Limit for a period of more than 5 Banking Days and the Customer fails to meet its obligation of prepayment within 30 (thirty) days of the delivery of the relevant notice,

9.11.2.  az Ügyféllel kötött Szerződés felmondása folytán, vagy lejáratkori nem teljesítés esetén vagy,

9.11.2.   by virtue of the termination of the Agreement entered into with the Customer or in the event of non-performance upon maturity,

9.11.3.   amennyiben az Ügyfél vagy a Biztosíték Nyújtó ellen csőd-, felszámolásivégelszámolási- vagy végrehajtási eljárás indul, vagy ezen eljárások bármelyikét kezdeményezik,

9.11.3.  if bankruptcy, liquidation, voluntary dissolution or execution proceedings are instituted or initiated against the Customer or the Collateral Provider,

9.11.4.  továbbá ha az Ügyfél az ÁSZF II. Egyes Ügylettípusokra Vonatkozó Rendelkezések

5.5.       pontjában foglalt Garancia megtérítési kötelezettségének nem tesz eleget, úgy a megtérítési kötelezettség esedékességének napját követő naptól.

9.11.4.   further, if the Customer fails to meet its obligation of Guarantee reimbursement set forth in Clause 5.5 of Part II (Provisions Concerning Certain Types of Transactions) of the GTC.

Aláírók kézjegye:/ Signatures of signatories	38 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

9.12. Kényszerforintosítást követően a tartozás teljes megfizetéséig a Bank a tartozást forintban tartja nyilván és az Ügyfél által megfizetett törlesztéseket forintban számolja el. Amennyiben a Szerződés eltérően nem rendelkezik, Kényszerforintosítás esetén a Bank által alkalmazott Kamatbázis 1 havi BUBOR, míg a Kamatfelár megegyezik a Szerződésben rögzített Kamatfelárral. Amennyiben a Kényszerforintosítást követően az Ügyfél forinttól eltérő devizanemben eszközöl törlesztést, úgy azt a Bank a mindenkori Hirdetményben rögzített árfolyamon váltja át és számolja el a tartozás törlesztésére.

9.12. Following Forced HUF Conversion, the Bank shall record the debt in HUF and shall account for any amortisation payments made by the Customer in HUF until the repayment of the debt in full. Unless otherwise provided for in the Agreement, in respect of Forced HUF Conversions the Bank applies 1 month’s BUBOR as an Interest Base, and the Margin is equivalent to the Margin set out in the Agreement. If the Customer makes an amortisation payment in a currency other than HUF following the Forced HUF Conversion, the Bank shall convert and account for the same with respect to the amortisation of the debt at the rate determined in the Announcement as in force.

11.    KÖTELEZETTSÉGVÁLLALÁSOK

11.    COVENANTS AND UNDERTAKINGS

11.1. Az Ügyfél a Szerződés fennállása alatt az alábbi kötelezettségeket vállalja:

11.1. The Customer hereby makes the following covenants and undertakings during the term of validity of the Agreement:

11.1.1.   Az Ügyfél a Bankszámláját, illetve Bankszámláit nem szünteti meg.

11.1.1.    The Customer shall not terminate its Bank Account or Bank Accounts.

11.1.3.   Az Ügyfél csak a Bank előzetes, írásbeli tájékoztatása mellett nyithat Egyéb Bankszámlát.

11.1.3.   The Customer may only open any Other Bank Account subject to the Bank’s prior written notification.

11.1.4.    Az Ügyfél kötelezettséget vállal, hogy a Felhatalmazó Levelet az új Egyéb Bankszámlái vonatkozásában is a számlanyitástól számított 5 (öt) Banki Munkanapon belül kitölti, a számlavezető pénzforgalmi szolgáltatóval záradékoltatja, és a Banknak átadja.

11.1.4.  The Customer hereby assumes the obligation to also complete the Letter of Authorisation in respect of any new Other Bank Accounts kept in Hungary within 5 (five) Banking Days of the opening thereof, to have it signed by the relevant payment services provider, and to hand over the same to the Bank.

11.1.5.  A Bank előzetes írásbeli beleegyezése nélkül az Ügyfél nem vállal hitel- vagy kölcsönügyletből eredő és más hasonló jellegű pénzügyi kötelezettséget (beleértve a lízingügyletet, treasury ügyletet és kezességvállalást, valamint kötvény kibocsátást is) más hitelezővel szemben - ide nem értve a szokásos üzletmenet körébe eső áruszállítási vagy szolgáltatási jogviszonyra tekintettel 90 naptári napot meg nem haladó időtartamra igénybevett előleget vagy halasztott fizetést -, illetve ilyen jellegű kötelezettsége nem áll fenn, kivéve a Nyilatkozat Egyéb Bankszámlákról, Fennálló Hitelek Listájáról és Terhek Listájáról elnevezésű dokumentumban felsoroltakat.

11.1.5.  The Customer shall not assume financial liabilities arising from credit or loan transactions or financial commitments of a similar nature without the Bank’s prior written consent (including leasing transactions, treasury transactions, suretyship and issuance of bonds) vis-à-vis other lenders, not including advance payments and deferred payments given or received for a term of no more than 90 calendar days with regard to the supply of goods or provision of services falling within its normal range of business, and has no liabilities or obligations of the said nature, except as listed in the Declaration on Other Bank Accounts, the List of Outstanding Loans and the List of Outstanding Loans).

11.1.9.  Az Ügyfél a Bank által megjelölt időpontban átadja a Banknak mindazokat a pénzügyi és egyéb információkat, amelyeket a Bank az ésszerűség határain belül kér. Ennek keretében az Ügyfél - többek között - átadja a Banknak cégszerűen aláírva negyedéves főkönyvi/naplófőkönyvi kivonatait negyedévet követő 20 (húsz) naptári napon belül, a (amennyiben jogszabály kötelezővé teszi auditált) éves beszámolóját, legkésőbb az adott számviteli időszak eltelte utáni 150 (egyszázötven) naptári napon belül továbbá a konszolidált éves beszámoló készítésére kötelezett Ügyfél a konszolidált éves

Aláírók kézjegye:/ Signatures of signatories	39 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

beszámolóját legkésőbb az adott számviteli időszak eltelte utáni 180 (egyszáznyolcvan) naptári napon belül, továbbá amennyiben az Ügyfél Ügyfélcsoport tagja, úgy az Ügyfélcsoportba tartozó (természetes, jogi és egyéb) személyek éves beszámoló(i)t az adott számviteli időszak eltelte utáni 150 (egyszázötven) naptári napon belül; illetve a köztartozás mentességet igazoló hatósági igazolásokat a Bank által megjelölt időpontban. Amennyiben az Ügyfél egyéni vállalkozó, úgy átadja a Banknak a bevallás benyújtására jogszabály által előírt határidőt követő 20 naptári napon belül az elektronikus úton elküldött és az állami adóhatóság által sikeres beküldési nyugtával visszaigazolt személyi jövedelemadó bevallást, valamint a bevallás elektronikus beküldésekor kapott állami adóhatósági elfogadó nyugtát vagy az állami adóhatóság szárazbélyegzővel ellátott, papír alapú jövedelemigazolását. Az Ügyfél a vonatkozó jogszabályokban az adott vállalkozási, illetve cégformára előírt bejelentési kötelezettsége teljesítésével egyidejűleg valamennyi, a Szerződés szempontjából releváns bejelentés másolatát megküldi a Bank részére.

11.1.9.  The Customer shall disclose to the Bank, at the date determined by the Bank, all financial and other information which the Bank may reasonably require. As part of this, the Customer shall hand over to the Bank, inter alia, its officially signed quarterly general ledger statements within 20 (twenty) calendar days of the end of the quarter, its annual report (audited if required by the rules of law) within 150 (one hundred and fifty) calendar days of the end of the given accounting period, at the latest, and the consolidated annual report of a Customer that is obliged to make a consolidated annual report within 180 (one hundred and eighty) calendar days of the end of the given accounting period, at the latest, and copies of its general ledger statements quarterly or, if the Customer is part of a Group of Connected Customers, then the annual report(s) of (legal or other) entities, private individuals belonging to the Customer’s group) within 150 (one hundred and fifty) calendar days of the end of the given accounting period and certificates verifying the lack of public debts at the dates determined by the Bank. If the Customer is a private entrepreneur, then the Customer shall deliver to the Bank its personal income tax return sent electronically and confirmed by the state tax authority with a certificate of receipt within twenty (20) calendar days of the date set in law for the submission of the return and the receipt of acceptance of the state tax authority received upon the electronic submission of the return or the hard copy of the income statement stamped by he state authority. The Customer shall send the Bank copies of all reports relevant to the Agreement simultaneously with the fulfilment of its obligation of reporting applicable to the Customer’s form of operation and/or corporate status.

11.1.11. Az Ügyfél 3  (három) Banki Munkanapon belül értesíti a Bankot, ha tudomására jut, hogy a Szerződés futamideje alatt ellene, Anyavállalata, Leányvállalata(i), vagy amennyiben az Ügyfél Ügyfélcsoport tagja, úgy az Ügyfélcsoportba tartozó jogi személy(ek), vagy a Biztosítékot Nyújtó ellen végrehajtási, csőd-, adósságrendezési, felszámolási, vagy végelszámolási vagy bármely okból hivatalból indult cég megszüntetésére irányuló vagy tevékenységi engedély felfüggesztésére, visszavonása iránti eljárás indult, vagy ezen eljárások bármelyikét kezdeményezik vagy ezen eljárások bármelyikének indítása várható. Amennyiben az Ügyfél maga dönt csődeljárás, felszámolási eljárás vagy végelszámolás indításáról, köteles azt a Banknak a döntés napján írásban bejelenteni.

11.1.11. The Customer shall, within 3  (three) Banking Days, notify the Bank if it comes to its attention that execution, bankruptcy, debt settlement, liquidation or voluntary dissolution proceedings have been instituted against it, its Parent Company, its Subsidiary/ies or, if the Customer is part of a Group of Connected Customers, legal entities belonging to the Group of Connected Customers or the Collateral Provider or any other proceedings instituted ex officio for the purpose of the termination of the Customer or the suspension or revocation of its operating licence have been instituted or any such proceedings have been initiated or the institution of any such proceedings may be expected. If the Customer itself decides to institute bankruptcy, liquidation or voluntary dissolution proceedings, the Customer shall report the same to the Bank on the day of the decision in writing.

11.1.13.  Az Ügyfél és/vagy a Biztosítékot Nyújtó köteles tűrni, hogy a Bank az Ügyfél fizetőképességével az általa igénybevett Szolgáltatás megvalósulásával, továbbá a Biztosítékkal, annak értékével, meglétével kapcsolatos vizsgálatot, akár az Ügyfél

Aláírók kézjegye:/ Signatures of signatories	40 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

és/vagy a Biztosítékot Nyújtó székhelyén, telephelyén elvégezze, illetve kötelesek a vizsgálat elvégzéséhez szükséges valamennyi Bank által kért adatot, információt térítésmentesen a Bank rendelkezésére bocsátani.

11.1.13. The Customer and/or the Collateral Provider shall tolerate any inspection or assessment by the Bank regarding the Customer’s solvency, the implementation of the Service used, the Security and the value and existence of the Security even at the head office or branch office of the Customer and/or the Collateral Provision, and the Customer and/or the Collateral Provider shall place all data and information requested by the Bank that may be necessary for such inspection or assessment at the Bank’s disposal free of charge.

11.1.14. Az Ügyfél 3  (három) Banki Munkanapon belül értesíti a Bankot bármely olyan változásról, amely a Bank Ügyfél azonosítási kötelezettségének teljesítéséhez szükséges. Az Ügyfél az értesítéssel egyidejűleg köteles a változásról szóló dokumentumok ( pl: létesítő okirat, aláírási címpéldány vagy ügyvéd által szabályszerűen készített és ellenjegyzett aláírásminta, elektronikus tértivevény stb.) egy hiteles példányát a Bank rendelkezésére bocsátani.

11.1.14. The Customer shall, within 3  (three) Banking Days, notify the Bank of any changes that may be necessary for the fulfilment of the Bank’s obligation of customer identification. Simultaneously with such notification, the Customer shall place at the Bank’s disposal one certified copy of each of the documents concerning such changes (e.g. deed of foundation, specimen signature or specimen signature form duly drafted and countersigned by an attorney-at-law, electronic acknowledgement of receipt, etc.).

11.1.15. Az Ügyfél haladéktalanul tájékoztatja a Bankot bármely az Ügyfél tevékenységi körével, illetve Bank számára felajánlott Biztosítékokkal kapcsolatos hatósági tiltás, korlátozás vagy intézkedés vonatkozásában.

11.1.15. The Customer shall, without delay, notify the Bank of any change related to its range of activities or of any official prohibition, restriction or measure imposed by the authorities in connection with the Security offered to the Bank.

11.1.16. Az Ügyfél a Szolgáltatás összegét a Szerződés céljának megfelelően használja fel és erről a Bank kérésére, annak megfelelően tájékoztatja a Bankot.

11.1.16. The Customer shall use the amount of the Service in conformity with the purpose stated in the Agreement and shall inform the Bank in conformity therewith at the Bank’s request.

11.1.18. A Hitelbiztosítéki nyilvántartásba bejegyzendő zálogjog esetén az Ügyfél és/vagy a Biztosítékot Nyújtó köteles magát a Hitelbiztosítéki nyilvántartásba felhasználóként nyilvántartásba vetetni, illetőleg a nyilvántartásba vételre a közokiratba foglaló közjegyző, vagy az ellenjegyző ügyvéd részére meghatalmazást adni, és felhasználói státuszát a jogviszony fennállása alatt folyamatosan fenntartani. Az Ügyfél kötelezettséget vállal továbbá, hogy amennyiben a Hitelbiztosítéki Nyilvántartásban nyilvántartott adatai - beleértve a képviselő személyét is - megváltoznak, arról a Bankot az adatok változásától számított 5 (öt) naptári napon belül értesíti.

11.1.18. In the case of a lien to be entered in the Credit Collateral Records, the Customer and/or the Collateral Provider shall seek registration in the Credit Collateral Records in the capacity of user or shall issue authorisation concerning such registration to the notary public committing the relevant document to a notarial deed or to the countersigning attorney, and shall maintain its/their user status continuously throughout the term of the legal relationship. The Customer hereby further assumes the obligation to notify the Bank of any changes in its data registered in the Credit Collateral Records, including the person of the representative, within 5 (five) calendar days of such changes in its data.

11.1.19. Az Ügyfél és/vagy a Biztosítékot Nyújtó kötelezettséget vállal, hogy nem tesz a Bank előzetes írásbeli engedélye nélkül törlési, illetőleg módosításra irányuló nyilatkozatot a Hitelbiztosítéki nyilvántartásban.

11.1.19. The Customer and/or the Collateral Provider hereby assume(s) the obligation not to make a declaration of deletion or amendment in the Credit Collateral Records without the Bank’s prior written permission.

11.1.20. Az Ügyfél köteles az alkalmazandó jogszabályok által megkívánt valamennyi felhatalmazást, engedélyt és jóváhagyást beszerezni, azok rendelkezéseit betartani és

Aláírók kézjegye:/ Signatures of signatories	41 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

mindent megtenni annak érdekében, hogy a Szerződés érvényessége és végrehajthatósága biztosítva legyen.

11.1.20. The Customer shall obtain all authorisations, licences, permits and approvals required under the applicable rules of law, shall observe the provisions thereof and shall make every reasonable effort to maintain the validity and enforceability of the Agreement.

11.1.23. Az Ügyfél kötelezettséget vállal arra, hogy a Bank előzetes írásbeli engedélye nélkül tulajdonosi részesedését, tulajdonosi szerkezetét, nem változtatja meg, ideértve a tulajdonosi részesedés terhelését, a szervezeti forma megváltozását, átalakulást, egyesülést (összeolvadást, beolvadást), szétválást (különválást, kiválást) illetve másfajta részesedés szerzését is. Az Ügyfél kötelezettséget vállal, hogy ezen kötelezettségvállalásról a tulajdonosait írásban tájékoztatja.

11.1.23. The Customer undertakes not to change its ownership interest or ownership structure without the prior written consent of the Bank, including encumbrances over the ownership interests, any change in the organisational form, restructuring, merger (fusion, amalgamation), demerger (split-off, exit) or acquisition of any other kind of interest. The Customer undertakes to notify its owners of this undertaking in writing.

11.1.24. Az Ügyfél köteles a Szerződés Biztosítékát képező jelzálogjoggal terhelt ingatlan(ok)ra vonatkozóan évente vagy legalább a Bank által megjelölt időpontban, továbbá ha a Banknak információja van arról, hogy az ingatlanpiaci feltételek jelentősen változnak, vagy az ingatlan értéke az átlagos piaci árhoz viszonyítva jelentősen csökkent a Bank felhívására bármikor a felhívásban megjelölt határidőben egy a Bank által elfogadott független, az értékelés elvégzéséhez szükséges szakképzettséggel, képességgel és tapasztalattal rendelkező ingatlanszakértő által készített, az ingatlan(ok) aktuális piaci és hitelbiztosítéki értékét meghatározó értékbecslést a Banknak átadni. Az Ügyfél illetve amennyiben a Biztosítékot az Ügyféltől eltérő harmadik személy nyújtja, úgy a Biztosítékot Nyújtó köteles az Ingatlan értékbecslése során a Bankkal valamint az értékbecslővel együttműködni és tűrni, hogy a Bank alkalmazottja, megbízottja valamint az értékbecslő az ingatlant az értékbecslés elvégzéséhez szükséges mértékben megtekintse, az ingatlanba belépjen, illetve az Ügyféltől vagy a Biztosítékot Nyújtótól az Ingatlanra vonatkozóan információt kérjen

11.1.24. The Customer shall deliver to the Bank a valuation that is prepared by an independent real estate expert, who disposes of adequate professional qualification, ability and experience that is required to execute the valuation and is approved by the Bank with respect to the property/ies encumbered with the mortgage operating as Security for the Agreement and determines the prevailing market price and collateral value of the property/ies by the time required by the Bank in its notice furthermore if the Bank gained information about the fact that the conditions of the real estate market significantly change or the value of the property changed significantly compared to the average market price, at every time upon request of the Bank. The Customer or in case that the Security will be provided by a third party other than the Customer, the Collateral Provider shall cooperate with the Bank and the valuator during the valuation of the property and shall tolerate, that the employees or agents of the Bank and the valuator may inspect the property or enter into the property to the extent that is necessary to the execution of valuation or may seek any information from the Customer or Collateral Provider regarding the Property.

11.1. Az Ügyfél kötelezettséget vállal, hogy a  11.1. pontban, illetve a Szerződésben vállalt kötelezettségeit folyamatosan addig az időpontig teljesíti, amíg a Szerződés alapján a Bankkal szemben kötelezettsége áll fenn vagy keletkezhet.

11.2. The Customer undertakes to meet its obligations undertaken in Clause 11.1 or in the Agreement at all times until it has or may have any liabilities or obligation against the Bank under the Agreement.

12.    SZERZODESSZEGES

12.    DEFAULT, BREACH OF CONTRACT

12.1. Amennyiben a jelen pontban meghatározott szerződésszegési események bekövetkezte/fennállta, a szerződésszegési esemény orvosolhatósága a Bank megítélésén,

Aláírók kézjegye:/ Signatures of signatories	42 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

mérlegelésén múlik, úgy a Bank minden esetben a rendeltetésszerű joggyakorlás elvének megfelelően jár el.

12.1. If the occurrence /  existence of the events of default specified in the present Section or the capability of remedying the breach is subject to the consideration or judgement of the Bank, the Bank shall, in every instance, proceed in accordance with the principle of due process under the rules of law.

12.2. A Szerződés vonatkozásában a Bank általi azonnali hatályú felmondásra okot adó eseménynek/körülménynek minősülnek az alábbiak:

12.2. For the purposes of the Agreement, the following events and/or circumstances shall constitute events and/or circumstances giving rise to termination by the Bank with immediate effect:

12.2.1.   hitel vagy a kölcsön összeg Szerződésben meghatározott célra fordítása lehetetlen, vagy az Ügyfél a rendelkezésére bocsátott kölcsön összegét nem a Szerződésben meghatározott célra használja fel;

12.2.1.  the amount of the facility or loan cannot be used for the purpose determined in the Agreement or the Customer does not use the amount of the loan placed at its disposal for the purpose determined in the Agreement;

12.2.2.  az Ügyfél a fizetőképességére vonatkozó valamint az általa igénybevett Szolgáltatás céljának megvalósulásával kapcsolatos vizsgálatot és/vagy az Ügyfél vagy a Biztosítékot Nyújtó a Biztosítékkal, annak értékével, meglétével kapcsolatos vizsgálatot akadályozza;

12.2.2.  the Customer hinders or prevents the inspection or assessment regarding its solvency and the implementation of the purpose of the Service used by the Customer, and the Customer and/or the Collateral Provider hinder(s) or prevent(s) the inspection or assessment regarding the Security and its value and existence;

12.2.4.  az Ügyfél az ÁSZF-ben és/vagy az Üzletszabályzatban és/vagy a Szerződésben vállalt bármely kötelezettségét nem vagy nem szerződésszerűen, illetve késedelmesen teljesíti, vagy az ÁSZF-ben és/vagy az Üzletszabályzatban és/vagy Szerződésben a Banknak biztosított bármely jog gyakorlását akadályozza;

12.2.4.  The Customer fails to fulfil or does not duly fulfil or delays fulfilling any of its obligations set out in the GTC and/or Business Rules and/or undertaken in the Agreement or prevents the Bank from exercising any right granted in the GTC and/or the Business Rules and/or the Agreement.

12.2.5.  az Ügyfélnek a Szerződésben vállalt bármely felelősségi nyilatkozata, az általa a Banknak adott gazdasági, jogi, pénzügyi információk, illetve szerződéses kötelezettségeinek teljesítésére vonatkozó közlései valótlannak, hiányosnak bizonyulnak ahhoz a tényleges helyzethez képest, amely a nyilatkozat megtétele vagy az információ átadása időpontjában fennállt, illetve az Ügyfél a Bankot bármely egyéb módon szándékosan megtéveszti;

12.2.5.   Any of the Customer’s representations and warranties under the Agreement or the economic, legal and financial information supplied to the Bank by the Customer or the Customer's representations concerning the fulfilment of its obligations under the Agreement prove to be untrue and incomplete in comparison with the actual situation that prevailed at the time of the representations or warranties or the disclosure of the information, or the Customer otherwise intentionally misleads the Bank.

12.2.6.   bármilyen olyan körülmény felmerül, amely a Bank megítélése alapján alkalmas arra, hogy az Ügyfél vagy a Szerződés vonatkozásában Biztosítékot Nyújtó személy pénzügyi, gazdasági vagy piaci helyzetét, illetve ezek várható alakulását jelentősen veszélyeztesse, illetve amely veszélyezteti az Ügyfél vagy a Biztosítékot Nyújtó személy azon képességét, hogy a Szerződésben, vagy a Biztosítékra vonatkozó szerződésben foglalt kötelezettségeit teljesítse;

12.2.6.  Any circumstance emerges which may, in the Bank's reasonable opinion, significantly jeopardise the financial, economic or market situation of the Customer or, for the purposes of the Agreement, of the Collateral Provider, or may significantly jeopardise the anticipated development thereof, or may jeopardise the ability of the Customer or the Collateral Provider to fulfil its obligations set forth in the Agreement or in the agreement relating to the Security.

Aláírók kézjegye:/ Signatures of signatories	43 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

12.2.7.  az Ügyfél olyan fizetési kötelezettséget vállal, mely a Bank megítélése szerint veszélyezteti a Bankkal szembeni kötelezettségei teljesítését;

12.2.7.  The Customer undertakes a payment obligation which may, in the Bank's reasonable opinion, jeopardise the fulfilment of its obligations towards the Bank.

12.2.8.  az Ügyfél, annak Anyavállalata, Leányvállalata(i), vagy amennyiben az Ügyfél Ügyfélcsoport tagja, úgy az Ügyfélcsoportba tartozó jogi személyek, vagy a Biztosítékot Nyújtó ellen végrehajtási, adósságrendezési, felszámolási- vagy végelszámolási-, vagy bármely okból hivatalból cég megszüntetésére irányuló vagy tevékenységi engedély felfüggesztése, visszavonása iránti eljárás indul, vagy ezen eljárások bármelyikét kezdeményezik;

12.2.8.  Execution, debt settlement, liquidation or voluntary dissolution proceedings or proceedings instituted for any reason ex officio for the purposes of the termination of the Customer, its Parent Company, its Subsidiary/ies or, if the Customer is part of a Group of Connected Customers, legal entities belonging to the Group of Connected Customers or the Collateral Provider or the suspension or revocation of its operating licence have been instituted or the institution of any such proceedings has been initiated against any of them.

12.2.9. az Ügyfél vagy annak tulajdonosai, vagy Leányvállalalta(i) illetve a Biztosítékot Nyújtó, vagy az Ügyfélcsoportba tartozó (természetes, jogi és egyéb) személyek bármely kötelezettségvállalásához kapcsolódó fizetési kötelezettségének esedékességkor, vagy bármely egyéb szerződéses kötelezettségének nem tesz eleget, az Ügyfél, vagy annak tulajdonosai, Leányvállalata(i) illetve a Biztosítékot Nyújtó vagy az Ügyfélcsoportba tartozó (természetes, jogi és egyéb) személyek bármelyikének adóssága annak lejárata előtt esedékessé válik, vagy bármely hitelezője jogosulttá válik arra, hogy esedékessé tegye bármely adósságát annak lejárata előtt.(cross default)

12.2.9.  The Customer or its owners, or its Subsidiary/ies or the Collateral Provider or any (legal or other) entity or private individual belonging to the Group of Connected Customers fails to perform any of its payment obligations in relation to any of its undertaking at the due date or fails to meet any of its contractual obligations, the liabilities of the Customer or its owner, its Subsidiary/ies or the Collateral Provider or any (legal or other) entity or private individual belonging to the Group of Connected Customers are accelerated and made due and payable prior to the maturity or any of its creditor becomes entitled to accelerate any of its liabilities prior to its maturity. (cross default)

12.2.10. az Ügyfél a Bank előzetes írásbeli hozzájárulása nélkül eladja, átruházza, vagy megterheli bármely vagyonának (meglévő vagy jövőbeli jogainak, követeléseinek, bevételeinek, eszközeinek, ingó és ingatlan vagyontárgyainak, stb.) egészét, vagy annak egy részét, egy vagy több ügylettel - ideértve a törvényes zálogjogot is -, ide nem értve a mindennapi szokásos tevékenysége és üzletmenete körében történő vagyonelidegenítést, átruházást, illetve a jogszabály által alapított terheket és ügyleti biztosítékokat, feltéve, hogy ez utóbbiak nem veszélyeztetik, illetve nem veszélyeztethetik a Szerződés alapján az Ügyfelet terhelő kötelezettségek maradéktalan teljesítését;

12.2.10. The Customer sells, transfers or encumbers, by virtue of one or more transactions, including a case of statutory lien, the entirety or a part of any of its assets (existing or future rights, claims, revenues, assets, movable and immovable property items, etc.) without the Bank’s prior written consent, not including the sale and transfer of assets in the ordinary course of its business and the encumbrances and transaction security established by law as part of its normal day-to-day activities, provided that the latter do not jeopardise the due and proper fulfilment of the obligations lying with the Customer on the basis of the Agreement.

12.2.11. a Biztosítéki Szerződés bármilyen okból érvénytelenné válik, vagy az abban foglalt kötelezettségvállalások érvényesíthetősége, kikényszeríthetősége csökken, megszűnik, vagy azokat nem teljesítik;

12.2.11. The Security Agreement becomes invalid for any reason or the enforceability of the commitments set forth therein becomes curtailed or is terminated, or if such commitments are not observed.

Aláírók kézjegye:/ Signatures of signatories	44 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

12.2.12. a Bank előzetes írásbeli beleegyezése nélkül az Ügyfél főtevékenysége, tulajdonosi részesedése, tulajdonosi szerkezete megváltozik, ideértve a tulajdoni részesedés terhelését, a szervezeti forma megváltozását, átalakulást, egyesülést (összeolvadást, beolvadást), szétválást (különválást, kiválást), illetve másfajta részesedés szerezést;

12.2.12. A change occurs in the Customer’s main business activity, proprietary stakes or structure of ownership without the Bank’s prior written consent, including any encumbrances on its proprietary stakes, changes in its organisational form, transformation, merger (merger, fusion), de-merger or the acquisition of other stakes.

12.2.13. amennyiben az Ügyfél nem tesz eleget az előtörlesztési-, és/vagy pótfedezet nyújtási kötelezettségének;

12.2.13. If the Customer fails to meet its obligation of prepayment and/or its obligation to make additional security available.

12.2.14. amennyiben a Biztosíték Nyújtó vagy az Ügyfél tulajdonosa(i) az ÁSZF-ben, a Szerződésben, a Biztosítéki Szerződésben vagy nyilatkozatban vállalt kötelezettségüket megszegik;

12.2.14. If the Collateral Provider or the owner(s) of the Customer breaches its obligations set out in the GTC, the Agreement or in the Security Agreement. or any declaration.

12.2.15. amennyiben az ÁSZF-ben vagy a Szerződésben súlyos szerződésszegési okként megjelölt ok vagy körülmény bekövetkezik;

12.2.15. If a cause or circumstance identified in the GTC or the Agreement as a cause giving rise to a gross breach of contract emerges.

12.3. Ha a 12.2. pontban megnevezett esemény vagy körülmény bekövetkezik a Bank:

12.3. If any of the events or circumstances described in Clause 12.2 occurs, the Bank:

12.3.1.   felszólíthatja az Ügyfelet az esedékes fizetési kötelezettség teljesítésére és / vagy az egyéb szerződésszegő magatartás és / vagy állapot megszüntetésére vagy

12.3.1.  may request the Customer to meet its due payment obligation and/or to remedy any other breach and/or any other default; or

12.3.2.  azonnali hatállyal felmondhatja a Szerződést. A Szerződés felmondása a Bank ettől eltérő rendelkezése hiányában a Szerződés alapján létrejött kölcsönszerződések felmondását is jelenti. A felmondás következtében

12.3.2.   may terminate the Agreement with immediate effect. Unless the Bank provides otherwise, termination of the Agreement shall also constitute the termination of the loan contracts entered into on the basis of the Agreement. As a consequence of termination,

12.3.2.1.  a Banknak a Szerződés alapján fennálló kötelezettségei megszűnnek, a Rendelkezésre Tartási Idő azonnali hatállyal megszűnik,és a folyósított kölcsön(ök) és járulékai megfizetése egyösszegben azonnali hatállyal esedékessé válik és

12.3.2.1.   the obligations of the Bank under the Agreement shall cease, the Commitment Period shall end with immediate effect and payment of the loan(s) disbursed and the incidental charges shall fall due in one sum with immediate effect; and

12.3.2.2.   a Bank érvényesítheti a Biztosítékot teljes egészében vagy részben, az Ügyfél és a Biztosítékot Nyújtó egyidejű értesítése mellett és/vagy

12.3.2.2.  the Bank may enforce the Security fully or partially, subject to the simultaneous notification of the Customer and the Collateral Provider; and/or

12.3.2.3.  megtagadhatja a Szerződés alapján Ügyfél részére a Szolgáltatás további nyújtását.

12.3.2.3.   may refuse to continue to provide Services for the Customer on the basis of the Agreement.

15.    EGYEB RENDELKEZÉSEK

15.    OTHER PROVISIONS

15.9. A Bank által nyújtott és az Ügyfél által igénybe vett Szolgáltatás mindenkori összegének megállapítására - ellenkező bizonyításig - a Bank üzleti könyvei és nyilvántartásai az irányadóak. Amennyiben a Bank a Szerződés folytán végrehajtást kezdeményez, úgy a fennálló, esedékes követelésről közjegyző által ténytanúsítványt készíttet, melynek alapjául a Bank

Aláírók kézjegye:/ Signatures of signatories	45 / 47

Bank:	Ügyfél:/ Customer:

ERSTE BANK HUNGARY Zrt.
Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

számítástechnikai rendszerében vagy egyéb nyilvántartásában szereplő adatok, valamint az Ügyfél által a Bankhoz benyújtott számlák, bizonylatok, ügyletlehívó nyilatkozatok és rendelkező levelek szolgálnak.

15.9. The establishment of the amount of the Service provided by the Bank and used by the Customer as at any time shall be governed by the Bank’s books and records, unless the contrary is evidenced. If, by virtue of the Agreement, the Bank initiates execution proceedings, the Bank shall engage a notary public to draft a certificate of facts with respect to the outstanding and due receivables on the basis of the data featured in the Bank’s computer system or any other records and the invoices, certificates, requests for drawdown declarations and instructions submitted by the Customer to the Bank.

15.10. Az Ügyfél a Szerződés aláírásával kijelenti, hogy a banki követelés összegének előbbiekben írt módon történő igazolását kifejezetten elfogadja, egyben a Szerződés aláírásával meghatalmazza a Szerződést közokiratba foglaló eljáró közjegyzőt, hogy mindazon időpontig, amíg a Szerződéssel alapított jogviszony alapján a Banknak követelése állhat fenn az Ügyféllel szemben, szükség esetén a Bank nyilvántartásaiba betekintsen és a szükséges ténytanúsítványt kiállítsa.

15.10. By signing the Agreement, the Customer shall declare that it expressly accepts the verification in the manner described above of the amount of the Bank’s receivables, and by signing the Agreement, the Customer shall authorise the notary public engaged to commit the Agreement to a notarial deed to view the Bank’s records and to issue the required certificate of facts, if necessary, as long as the Bank may have receivables from the Customer on the basis of the legal relationship entered into by virtue of the Agreement.

Jelen Szerződést angol és magyar nyelven készült, azok szövege közötti bármilyen ellentmondás, illetve értelmezési kérdés felmerülése esetén a magyar nyelvű szöveg az irányadó.

The present Contract was drafted in English and Hungarian. In the case of any discrepancy between the two texts or issues of interpretation, the text in Hungarian shall govern.

A jelen Szerződés 4  (négy) eredeti, egymással mindenben megegyező példányban készült és 47 (negyvenhét) számozott oldalt, valamint 19 (tizenkilenc) számú mellékletet tartalmaz. A mellékletek a jelen Szerződés elválaszthatatlan részét képezik.

The present Contract was drafted in 4 (four) fully identical, original copies and contains 47 (fourty- seven) numbered pages and 19 (nineteen) Appendices. The appendices constitute an inseparable part of the present Contract.

A Felek jelen Szerződést elolvasás, megértés és egyező értelmezés után, mint akaratukkal mindenben megegyezőt, oldalanként kézjegyükkel látják el és az utolsó oldalt cégszerűen írják alá. After having read, understood and concordantly constructed the present Contract, the Parties hereby affix their initials to each page and sign the last page hereof properly as one that fully corresponds to their will.

Az Ügyfél a Szerződés aláírásával a Szerződés és mellékletei 1-1 (egy-egy) eredeti példányának általa történt átvételét is igazolja.

By signing the Contract, the Customer hereby also verifies the receipt of one original copy of the Contract and each of the appendices hereto.

Mellékletek /  Appendices:

1.    az Ügyfél által 2016. év március hó ... napján aláírt KHR Ügyféltájékoztató / CCIS Customer Information signed by the Customer on .... March, 2016

2.   az Ügyfél által 2016. év március hó ... napján aláírt Nyilatkozat Társas vállalkozásoknak és egyéni vállalkozóknak / Declaration for Business Associations and Sole Entrepreneurs signed by the Customer on .... March, 2016

3.   az Ügyfél által 2016. év március hó ... napján aláírt Nyilatkozat Egyéb Bankszámlákról, Fennálló Hitelek Listájáról és Terhek Listájáról / Declaration Regarding Other Bank Accounts,

Aláírók kézjegye:/ Signatures of signatories	46 / 47

Bank:	Ügyfél:/ Customer:

ERSTES Bank ERSTE BANK HUNGARY Zrt.

Szerződésszám: 16R00094/W08831/EXIM Contract No.: 16R00094/W08831/EXIM

List of Outstanding Loans and List of Encumbrances signed by the Customer on .... March, 2016.

4.    az Ügyfél által 2016. év március hó ... napján aláírt, a Budapest Bank Zrt. által záradékolt Felhatalmazó Levél / Letter of authorisation signed by the Customer on ... March, 2016 furnished with the clause of acknowledgement of Budapest Bank Zrt.

5.   Biztosítéki Szerződések /  Security Documents:

6.1. 16R00095/W08831/ING számú 2016. év március hó ... napján kelt „JELZÁLOGSZERZŐDÉS INGATLANRA /Ügyféllel/” elnevezésű Biztosítéki Szerződés / Collateral Contract entitled “MORTGAGE CONTRACT FOR REAL PROPERTY (with Customer)”, dated on on ... March, 2016., No. 16R00095/W08831/ING

6.2. 16R00096/W08831/IN számú 2016. év március hó ... napján kelt „JELZÁLOGSZERZŐDÉS Ingó dolgot terhelő zálogjog alapítására /Ügyféllel/” elnevezésű Biztosítéki Szerződés / Collateral Contract entitled “LIEN CONTRACT For the Establishment of a Lien on Movable Properties (with Customer)”, dated on ... March, 2016., No. 16R00096/W08831/IN

6.   Rendelkező levél /  Disposal Letter

7.   Felhatalmazás azonnali konverzióra /  Authorisation for spot conversion

8.   Törlesztési ütemezés /  Schedule of Amortisation

9.   Korrupció ellenes nyilatkozat /  Anti-corruption declaration

10. EIB T udomásulvételi nyilatkozat /  EIB Declaration of Acknowledgement

11. CEB Tudomásulvételi nyilatkozat /  CEB Declaration of Acknowledgement

12. EIB Banktitok alóli felmentő nyilatkozat / EIB Exemption from Obligation of Confidentiality

13. CEB Banktitok alóli felmentő nyilatkozat / CEB Exemption from Obligation of Confidentiality

14. Adatazonosítási adatlap és tényleges tulajdonosra vonatkozó nyilatkozat / Identification data form and declaration regarding actual owner

15. Nyilatkozat a Hitelcél fennállásáról / Declaration regarding existence of purpose of facility

16. Bankhoz benyújtott Magyar Származási Bizonyítvány /  Certificate of Hungarian Origin submitted to the Bank

17. NAV igazolás a köztartozás fenn nem állásáról / Certificate issued by the Hungarian tax authority (NAV) regarding zero public debt

18. Mezőgazdasági Termék definícióban hivatkozott lista / List referred to in definition of Agricultural Product

19. Lehívási Értesítő Módosítás /  Drawdown Notice Modification

/s/Nagy Máté	/s/Füle Béla
régióvezető-helyettes / deputy head of region	vezető vállalati ügyfélmenedzser / senior account manager

ERSTE BANK HUNGARY Zrt. Bank

Kelt: Budapest 2016. év március hó 08. napján
Date: Budapest 08th March 2016.

/s/ Eyal Shlomo Ran
Eyal Shlomo Ran
ügyvezető / managing director

AFT-Hungary Kft. Ügyfél / Customer

Kelt: Budapest, 2016. év március hó 08. napján
Date: Budapest, 08th March, 2016.

A Bank előírásai szerint az ügyfél-azonosítást elvégeztem, az Ügyfél személye, aláírási jogosultsága és aláírása rendben.

I have duly identified the Customer in accordance with the Bank’s regulations; his/her person, signing authorisation and signature are in order.

Név /  Name:  Füle Béla

Aláírás /  Signature: /s/ Füle Béla

Dátum /  Date: 2016. év március hó ... napján / 23 March, 2016.

Aláírók kézjegye:/ Signatures of signatories	47 / 47

Bank:	Ügyfél:/ Customer: